                                                                       EXHIBIT 1






                         SECURITIES PURCHASE AGREEMENT

                                     AMONG

                         GS CAPITAL PARTNERS II, L.P.,

                     GS CAPITAL PARTNERS II OFFSHORE, L.P.,

                     GOLDMAN, SACHS & CO. VERWALTUNGS GmbH,

                         STONE STREET FUND 1996, L.P.,

                         BRIDGE STREET FUND 1996, L.P.,

                                      AND

                           RECOVERY ENGINEERING, INC.





                           Dated as of July 19, 1996

                               TABLE OF CONTENTS

                                                                            Page

1.  Issuance and Sale of Notes.............................................   1

    1.1.  Issuance, Purchase and Sale of Notes.............................   1
    1.2.  Closing..........................................................   1
    1.3.  Actions at the Closing...........................................   1
    1.4.  Definitions......................................................   3

2.  Representations and Warranties of the Company..........................   3

    2.1.  Organization and Qualification...................................   3
    2.2.  Due Authorization................................................   3
    2.3.  Subsidiaries.....................................................   4
    2.4.  SEC Reports......................................................   4
    2.5.  Financial Statements; Material Adverse Change....................   5
    2.6.  Litigation.......................................................   5
    2.7.  Title to Properties; Insurance...................................   5
    2.8.  Governmental Consents, etc.......................................   5
    2.9.  Holding Company Act and Investment Company Act...................   6
    2.10. Taxes............................................................   6
    2.11. Conflicting Agreements and Charter Provisions....................   7
    2.12. Capitalization...................................................   7
    2.13. Disclosure.......................................................   8
    2.14. Status of Securities.............................................   8
    2.15. Registration Under Exchange Act..................................   8
    2.16. Employee Plans...................................................   8
    2.17. Employment Relations and Agreements..............................   9
    2.18. Possession of Franchises, Licenses, Etc..........................  10
    2.19. Compliance with Laws.............................................  10
    2.20. Intellectual Property Rights.....................................  10
    2.21. Offering of Securities...........................................  11
    2.22. Use of Proceeds..................................................  12
    2.23. Unlawful Use of Proceeds.........................................  12
    2.24. Brokers or Finders...............................................  12
    2.25. Closing Actions..................................................  12
    2.26. Operating Company................................................  12
    2.27. Election of Director.............................................  12

3.  Representations and Warranties of the Purchasers.......................  13

                                      (i)

                                                                            Page

    3.1.  Organization and Qualification...................................  13
    3.2.  Due Authorization................................................  13
    3.3.  Conflicting Agreements and Other Matters.........................  13
    3.4.  Acquisition for Investment.......................................  13
    3.5.  Brokers or Finders...............................................  14
    3.6.  Accredited Investor..............................................  14

4.  Registration, Exchange and Transfer of Notes...........................  14

    4.1.  The Note Register; Persons Deemed Owners.........................  14
    4.2.  Issuance of New Notes Upon Exchange or Transfer..................  14

5.  Payment of Notes.......................................................  14

    5.1.  Home Office Payment..............................................  14
    5.2.  Limitation on Interest...........................................  15
    5.3.  No Offer of Prepayment...........................................  15
    5.4.  Interest.........................................................  15

6.  Covenants of the Company...............................................  15

    6.1.  Restrictions on the Company......................................  15
    6.2.  Compliance with Laws.............................................  17
    6.3.  Limitation on Agreements.........................................  17
    6.4.  Preservation of Franchises and Existence.........................  17
    6.5.  Insurance........................................................  17
    6.6.  Payment of Taxes and Other Charges...............................  18
    6.7.  ERISA............................................................  18
    6.8.  Lost, Stolen, Damaged and Destroyed Securities...................  18
    6.9.  Financial Statements and Other Reports...........................  19
    6.10. Inspection of Property; Book and Records.........................  20
    6.11. Board Membership.................................................  20
    6.12. Reimbursement of Certain Expenses................................  22
    6.13. Preemptive Right.................................................  22
    6.14. Notice of Breach.................................................  23

7.  Events of Default and Remedies.........................................  23

    7.1.  Events of Default................................................  23
    7.2.  Acceleration of Maturity.........................................  25
    7.3.  Other Remedies...................................................  25
    7.4.  Conduct no Waiver; Collection Expenses...........................  26
    7.5.  Annulment of Acceleration........................................  26

                                      (ii)

                                                                            Page

    7.6.  Remedies Cumulative..............................................  26

8.  Redemption of Securities...............................................  27

    8.1.  Redemptions of Notes on Request..................................  27
    8.2.  Change in Control................................................  28

9.  Conversion.............................................................  29

    9.1.  Holder's Option to Convert Notes into Common Stock...............  29
    9.2.  Company's Option to Convert Notes into Common Stock..............  29
    9.3.  Exercise of Conversion Privilege.................................  29
    9.4.  Fractions of Shares; Interest....................................  31
    9.5.  Reservation of Stock; Listing Rights.............................  31
    9.6.  Adjustment of Conversion Price...................................  32
    9.7.  Notice of Certain Corporate Actions..............................  37
    9.8.  Reports as to Adjustments........................................  37

10. Interpretation.........................................................  38

    10.1  Definitions......................................................  38
    10.2. Accounting Principles............................................  45

11. Miscellaneous..........................................................  45

    11.1. Payments.........................................................  45
    11.2. Severability.....................................................  46
    11.3. Specific Enforcement.............................................  46
    11.4. Entire Agreement.................................................  46
    11.5. Counterparts.....................................................  46
    11.6. Notices and other Communications.................................  46
    11.7. Amendments.......................................................  47
    11.8. Cooperation......................................................  48
    11.9. Successors and Assigns...........................................  48
    11.10.Expenses and Remedies; Environmental Waiver......................  48
    11.11.Survival of Representations and Warranties.......................  50
    11.12.Transfer of Securities...........................................  50
    11.13.Governing Law....................................................  50
    11.14.Submission to Jurisdiction.......................................  50
    11.15.Service of Process...............................................  51
    11.16.Waiver of Jury Trial.............................................  51
    11.17.Public Announcements.............................................  51
    11.18.Signatures.......................................................  51

                                     (iii)

                                   SCHEDULES
                                   ---------

Schedule 1.1
Schedule 2.3
Schedule 2.5
Schedule 2.6
Schedule 2.8
Schedule 2.10
Schedule 2.12
Schedule 2.17
Schedule 2.20
Schedule 2.24

                                    EXHIBITS
                                    --------


Exhibit A              Form of Note
Exhibit B              Recovery Engineering, Inc. Lease Proposal, dated
                       June 27, 1996

                                      (iv)

         THIS SECURITIES PURCHASE AGREEMENT, dated as of July 19, 1996 (this "Agreement"), between RECOVERY ENGINEERING INC., a Minnesota corporation (the "Company"), and GS CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP"), GS CAPITAL PARTNERS II OFFSHORE, L.P., a Cayman Islands limited partnership, GOLDMAN, SACHS & CO. VERWALTUNGS GmbH, STONE STREET FUND 1996, L.P., a Delaware limited partnership, and BRIDGE STREET FUND 1996, L.P., a Delaware limited partnership (the foregoing parties, other than the Company, being referred to herein collectively as the "Purchasers").

         WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell to the Purchasers, 5% Convertible Notes due 2003 (the "Notes") in the aggregate principal amount of $15,000,000;

         WHEREAS, the Notes shall be convertible (under the circumstances described herein) into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

    1.   Issuance and Sale of Notes.
         --------------------------

         1.1.  Issuance, Purchase and Sale of Notes.  Upon the terms set forth
               ------------------------------------
herein, the Company shall sell to each Purchaser, and the Purchasers, jointly and severally, shall purchase from the Company, Notes in the aggregate principal amount set forth opposite the Purchasers' names on Schedule 1.1 (the aggregate principal amount of such Notes, the "Initial Principal Balance"), at a price equal to the sum of 100% of each Purchaser's portion of the Initial Principal Balance (the "Purchase Price"). Each Note shall be in the form of Exhibit A hereto.

         1.2.  Closing.  The closing of the transactions contemplated hereby
               -------
(the "Closing") will take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, at 9:00 a.m. on the date hereof (the "Closing Date").

         1.3.  Actions at the Closing.  Simultaneously with, or prior to, the
               ----------------------
execution and delivery of this Agreement, the following actions (the "Closing Actions") shall occur, or shall have occurred and shall be in full force and effective as of the Closing Date:

               (a) The Executive Restriction Agreement, dated as of the date hereof, among the Company, Brian F. Sullivan and the Purchasers (the "Executive Restriction Agreement") shall be duly executed and delivered by the parties thereto.

               (b) The Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchasers (the "Registration Rights Agreement," and together with this Agreement and the Executive Restriction Agreement, the "Agreements") shall be duly executed and delivered by the parties thereto.

               (c) The Company shall deliver to the Purchasers: (i) long-form certificates of good standing of the Company from the Secretary of State of, or a person with similar authority in, its state of incorporation, dated as of a date no earlier than seven Business Days prior to the Closing, (ii) a certificate of an officer of the Company certifying in writing as to the incumbency of each of the officers of the Company executing the Agreements,
(iii) certified copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of the Agreements, the issuance of the Notes, the reservation for issuance upon the conversion of the Notes of an aggregate of such number of shares of Common Stock as shall be required to be issued upon conversion of the Notes, and the consummation of all other transactions contemplated hereby and thereby, as applicable.

               (d) The Company shall deliver to the Purchasers certified copies, as of a date as close as practicable to the Closing, of the Articles of Incorporation and the By-Laws of the Company.

               (e) The Purchasers shall receive from Winthrop & Weinstine, P.A., counsel to the Company, an opinion addressed to the Purchasers, dated as of the Closing, satisfactory in form and substance to the Purchasers.

               (f) The Company shall have in place, with financially sound and reputable insurers, directors' and officers' liability insurance in the amount of $5,000,000, in form satisfactory to the Purchasers.

               (g) The Company shall have terminated and repaid in full all amounts outstanding or owing under the Credit Agreement, dated March 7, 1996, between First Bank National Association and the Company.

               (h) The Board of Directors of the Company shall have taken all necessary action to increase the size of the Board of Directors by one and as required by GSCP to elect Sanjay Patel (or another person designated by GSCP) (the "Initial Securities Designee") to the Board of Directors of the Company effective, without any further action, immediately upon the Closing.

               (i) The Company shall deliver to the Purchasers, against payment in full of the Purchase Price, Notes in such denominations as the Purchasers have requested, dated the Closing Date and registered in the names requested by the Purchasers, in an aggregate principal amount corresponding to each Purchaser's portion of the Initial Principal Balance.

         The Closing of the purchase and sale of the Notes shall be deemed to have taken place in the State of New York.

         1.4.  Definitions.  Certain capitalized terms used in this Agreement
               -----------
are defined in Section 10 hereof.

    2.   Representations and Warranties of the Company.
         ---------------------------------------------

         The Company represents and warrants to each of the Purchasers as of the date hereof as follows:

         2.1.  Organization and Qualification.  Each of the Company and its
               ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite power to own its respective property and to carry on its respective business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would be, individually or in the aggregate, reasonably likely to cause a material adverse effect on the business, condition (financial or otherwise), operations, assets, or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

         2.2.  Due Authorization.  The execution and delivery of each of the
               -----------------
Agreements, the issuance and sale of the Notes by the Company and compliance by the Company with all the terms and provisions of each of the Agreements and the Notes, including, without limitation, the issuance of the Common Stock upon conversion of the Notes, (i) are within the corporate power and authority of the Company; (ii) do not or will not require the approval or consent of the stockholders of the Company; and (iii) have been authorized by all requisite corporate proceedings on the part of the Company. Each of the Agreements has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its respective terms. Prior to the date hereof, a committee of the Board of Directors of the Company formed in accordance with paragraph (d) of Section 302A.673 of the Minnesota Business Corporation Act (the "MBCA") has, in accordance with the provisions of such paragraph, unanimously approved the transactions contemplated by each of the

Agreements, including, without limitation, the acquisition by the Purchasers of the Notes and the conversion by the holders thereof of the Notes into shares of Common Stock, for the purposes of Section 302A.673. The Company has furnished to the Purchasers true and correct copies of the Company's Articles of Incorporation and By-laws as in effect on the date of this Agreement.

         2.3.  Subsidiaries.  Schedule 2.3 hereto correctly sets forth the name
               ------------
of each Subsidiary of the Company, the jurisdiction of its incorporation or organization, the number of issued and outstanding shares of capital stock or other equity interests of each such Subsidiary. Except as set forth on Schedule
2.3 hereto, all of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries have been validly issued, fully paid and nonassessable and free of preemptive rights, and are owned, beneficially and of record, by the Company, free and clear of any liens or encumbrances. As of the date hereof, except as set forth on the Schedule 2.3 hereto, no Subsidiary of the Company has outstanding any Capital Stock Equivalents or any scrip, rights to subscribe to, calls or commitments of any character relating to its capital stock or other equity interests, including, without limitation, its Capital Stock Equivalents, or contracts, commitments, understandings, or arrangements by which it is or may become bound to issue any shares of capital or other equity interests, including without limitation, any Capital Stock Equivalents, or rights to purchase or acquire any shares of capital stock or other equity interests, including, without limitation, any Capital Stock Equivalents. As of the date hereof, no Subsidiary of the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the shares of its capital stock or other equity interests or any of its Capital Stock Equivalents, except as set forth on
Schedule 2.3. Since December 31, 1995, the Company has not adopted or amended, and the Board of Directors of the Company has not authorized the adoption or amendment of, any stock option, stock purchase or similar plan.

         2.4.  SEC Reports.  The Company has filed all proxy statements, reports
               -----------
and other documents required to be filed by it under the Exchange Act since January 1, 1993; and the Company has furnished the Purchasers copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, all proxy statements and reports under the Exchange Act filed by the Company after such date, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was in compliance with the requirements of its respective report form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as of the date hereof, there is no fact not disclosed in the SEC Reports which relates to the Company or any of its Subsidiaries and which, individually or in the aggregate, may have a Material Adverse Effect.

         2.5.  Financial Statements; Material Adverse Change.  The financial
               ---------------------------------------------
statements (including any related notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations and changes in stockholders' equity of the Company and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments, none of which will be material in amount or effect). Except as set forth on Schedule 2.5 hereto, the Company has no material liabilities, contingent or otherwise, not reflected on the Company's balance sheet as of March 31, 1996 included in the SEC Reports, other than any such liabilities incurred in the ordinary course of business since March 31, 1996. Since December 31, 1995, the Company and each of its Subsidiaries has operated its respective businesses only in the ordinary course and nothing has occurred that has or may cause a Material Adverse Effect, other than as disclosed or referred to in the SEC Reports.

         2.6.  Litigation.  There is no action, suit, investigation or
               ----------
proceeding pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator or governmental body, department, commission, board, bureau, agency or instrumentality, which questions the validity or enforceability of, or seeks to enjoin or invalidate any of the Agreements or the Notes or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports or in Schedule 2.6 hereto, which, individually or in the aggregate, has or may cause a Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

         2.7.  Title to Properties; Insurance.  Each of the Company and its
               ------------------------------
Subsidiaries has good and valid title to, or, in the case of property leased by any of them as lessee, a valid and subsisting leasehold interest in, its properties and assets, free and clear of all liens and encumbrances, except in each case for such defects in title and such other liens and encumbrances which are disclosed in the SEC Reports or which do not individually or in the aggregate materially detract from the value to the Company of such properties and assets. The Company and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self insurance, retainage and deductible arrangements, and of such a character as is reasonable for companies engaged in the same or similar business.

         2.8.  Governmental Consents, etc.  Except as set forth on Schedule 2.8
               ---------------------------
hereto, the Company is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of any of the

Agreements and the valid offer, issue, sale or delivery of the Notes, or the shares of Common Stock into which such Notes are convertible, or the performance by the Company of its obligations in respect thereof other than for any filings required pursuant to federal or state securities laws to effect any registration of the Securities pursuant to the Registration Rights Agreement and other than for a filing on Form 8K under the Exchange Act to report the consummation of the transactions contemplated hereby.

         2.9.  Holding Company Act and Investment Company Act.  Neither the
               ----------------------------------------------
Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         2.10. Taxes.  (a) Except as set forth on Schedule 2.10 hereto, (i) each
               -----
of the Company and its Subsidiaries has timely filed all Tax Returns required by Law to have been filed by it, (ii) all such Tax Returns were complete and correct in all material respects, (iii) each of the Company and its Subsidiaries has paid all Taxes, whether or not shown on such Tax Returns, except Taxes the validity or amount of which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside on the Company's balance sheet as of March 31, 1996 included in the SEC Reports,
(iv) the accruals and reserves for Taxes reflected in the Company's balance sheet as of March 31, 1996 included in the SEC Reports are adequate in all material respects to cover any liability of the Company or any of its Subsidiaries for Taxes for periods through the date thereof, (v) if each of the Company and its Subsidiaries file its Tax Returns for the taxable year which includes the date hereof in conformance with its past practices and Tax reporting, there will be no basis for any material adverse audit adjustments with respect to any of the Company or its Subsidiaries under any of the provisions of the Code, or any provisions of state, local or foreign tax Law, with respect to operations and activities of the Company and the Subsidiaries during the period which began on April 1, 1996 and ends on the date hereof, and
(vi) all amounts required to be collected or withheld by each of the Company and its Subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted.

               (b) All income Tax Returns of the Company and each of its Subsidiaries with respect to taxable periods through the year ended December 31, 1992 have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired without extension or waiver. No taxing authority in a jurisdiction where any of the Company or its Subsidiaries do not file Tax Returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction. Except as set forth on Schedule 2.10 hereto, neither the Company nor any of its Subsidiaries is or has been a party to any tax sharing agreement to which any Person not presently included in the consolidated federal income Tax Return filed by the Company is a party.

         2.11. Conflicting Agreements and Charter Provisions.  Neither the
               ---------------------------------------------
Company nor its Subsidiaries is a party to any contract or agreement or subject to any provision of charter, bylaw or other organizational document or judgment or decree which, individually or in the aggregate, has or may cause a Material Adverse Effect. None of (i) the execution and delivery of any of the Agreements and the issuance, sale or delivery of the Notes, and the Common Stock into which such Notes are convertible, (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Notes, (iii) the payment of interest on the Notes and the redemption of the Notes as contemplated by the Notes and the Agreements, or (iv) the conversion of the Notes as contemplated by the Notes and the Agreements, will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Articles of Incorporation, By-laws or other organizational documents of the Company or any of its Subsidiaries or any mortgage, agreement, instrument, or Law, to which the Company or any of its Subsidiaries or any of their respective property is subject. Neither the Company nor any of its Subsidiaries is in default (or has reason to believe that it may or will be in default) in any material respect under any outstanding indenture or other debt instrument or with respect to the payment of principal of or interest on any outstanding obligation for borrowed money. Neither the Company nor any of its Subsidiaries is (or has any reason to believe that it may or will be) in any material respect in default under or in violation of any of their respective contracts or agreements, including without limitation, contracts and agreements, with governmental authorities, or any other instrument by which the Company or any of its Subsidiaries is bound. Neither the execution and delivery of this Agreement nor the issuance, sale or delivery of the Notes or the Common Stock into which the Notes are convertible shall result in adjustment in the number of shares of Common Stock issuable by the Company pursuant to any of its Capital Stock Equivalents.

         2.12. Capitalization.  The authorized capital stock of the Company
               --------------
consists of 100,000,000 shares of capital stock. As of July 9, 1996, (i) 4,321,325 shares of Common Stock were issued and outstanding and (ii) no other shares of capital stock of the Company are issued or outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No capital stock of the Company is entitled to preemptive rights. Except for the Rights, and except for the Capital Stock Equivalents listed on Schedule 2.12 hereto, the Company does not have outstanding any Capital Stock Equivalents or any scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to shares of capital stock or Capital Stock Equivalents of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or any Capital Stock Equivalents or rights to purchase or acquire any shares of its capital stock or any Capital Stock Equivalents. Except as set forth on Schedule 2.12 hereto, since March 31, 1996, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock. As of the date hereof, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of the shares of its capital stock or any of its Capital Stock Equivalents, except as set forth on Schedule 2.12 hereto.

         2.13. Disclosure.   Neiteher this Agreement nor any Schedule hereto,
               ----------
nor any of the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Purchasers and their representatives in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.14. Status of Securities.  The Notes have been duly authorized by all
               --------------------
necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Articles of Incorporation or the By-laws of the Company or otherwise), and the Common Stock issuable upon conversion of the Notes, will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Common Stock is not and will not be subject to preemptive rights of any other stockholder of the Company. Such shares of Common Stock have been validly reserved for issuance.

         2.15. Registration Under Exchange Act.  The Common Stock of the Company
               -------------------------------
has been registered pursuant to Section 12(g) of the Exchange Act. The Company has not separately registered the Notes or the Common Stock into which the Notes are convertible as a class pursuant to Section 12 of the Exchange Act. Neither the Notes nor the Common Stock into which the Notes will be convertible will be registered as such class and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

         2.16. Employee Plans.  (a) Each of the Company and its Subsidiaries and
               --------------
its Subsidiaries and ERISA Affiliates has complied in all material respects with, and performed in all material respects all contractual obligations and all obligations under applicable Laws required to be performed by it under or with respect to, each of the Company Benefit Plans and each related trust agreement or insurance contract. Except for contributions and other payments which are not material, all contributions and other payments required to be made by each of the Company and its Subsidiaries and ERISA Affiliates to any Company Benefit Plan or other Plan prior to the date hereof have been made. All accruals or contributions required to be made under any Company Benefit Plan have been made. There is no material claim, dispute, grievance, charge, complaint, restraining or injunctive order, litigation or proceeding pending, threatened or anticipated (other than routine claims for benefits) against or relating to any Company Benefit Plan or any other Plan with respect to which either the Company or any of its Subsidiaries or ERISA Affiliates may have liability or against the assets of any Company Benefit Plan or any such other Plan. Neither the Company, nor any of its Subsidiaries or ERISA Affiliates has communicated generally to employees or specifically to any employee regarding any future material increase of benefit levels (or future creations of new benefits) with respect to any Company Benefit Plan beyond those currently reflected in the Company Benefit Plans. Neither the Company nor any of its Subsidiaries or ERISA Affiliates presently sponsors, maintains, contributes to, nor is the Company or any of its Subsidiaries or ERISA Affiliates required to contribute to, nor has the Company or any of its Subsidiaries or ERISA Affiliates ever sponsored, maintained, contributed to, or been required to contribute to, any employee pension benefit plan within the meaning of Section 3(2) of ERISA or any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), other than a retirement sharing plan (if any) which is a defined contribution plan qualified under Section 401 of the Code.

               (b) Neither the Company nor any of its Subsidiaries or ERISA Affiliates has incurred, nor has any event occurred which has imposed or is reasonably likely to impose upon the Company or any of its Subsidiaries or ERISA Affiliates, any material withdrawal liability (partial or complete) in respect of any Multiemployer Plan which withdrawal liability has not been satisfied or discharged in full.

               (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the imposition of any federal excise Tax or penalty with respect to any Company Benefit Plan under the Code or under ERISA.

               (d) No payment or benefit which will or may be made by the Company or any of its Subsidiaries or ERISA Affiliates with respect to any of their employees under any plan or agreement in effect on the date hereof will be characterized as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code.

         2.17. Employment Relations and Agreements.  Except as set forth on
               -----------------------------------
Schedule 2.17 hereto, (i) each of the Company and its Subsidiaries is, and at all times has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;
(ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no material grievance exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no material claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and (vii) the Company and its Subsidiaries taken as a whole have not experienced any material labor difficulty during the last three years. There has not been and, to the knowledge of the Company, there will not be, any change in relations with employees of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement. Other than as contemplated by the Purchaser Documents, neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, any binding oral, employment or severance agreement with any Person.

         2.18. Possession of Franchises, Licenses, Etc.  The Company and its
               ----------------------------------------
Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary or appropriate in any material respect to the Company and its Subsidiaries taken as a whole for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

         2.19. Compliance with Laws.  The Company and its Subsidiaries are in
               --------------------
compliance in all material respects with all applicable Laws, including, without limitation, all Environmental Laws and all Laws relating to the manufacture, marketing, advertising and distribution of water purification devices containing active ingredients (such as iodine), food and drugs generally, food safety, product safety, protection of human health (including, without limitation, with respect to the handling and disposal of the elemental iodine used in manufacturing resins), equal employment opportunity and employee safety, in all jurisdictions in which the Company and its Subsidiaries are presently doing business. Neither the Company nor any of its Subsidiaries has any reason to believe that it may or will be in any material respect in violation of any of such applicable Laws.

         2.20. Intellectual Property Rights.  (a) Except as disclosed on
               ----------------------------
Schedule 2.20 hereto, (i) the Company and its Subsidiaries own or have the right to use pursuant to license, sub-license, agreement or permission all of its Intellectual Property (as defined below), in each case free and clear of any liens, claims or encumbrances, and such Intellectual Property is valid, subsisting and enforceable and constitutes all of the Intellectual Property necessary in any material respect to the Company and its Subsidiaries taken as a whole for the ownership, maintenance and operation of their respective businesses; and (ii) neither the Company nor any of its Subsidiaries has interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and neither the Company nor any of its Subsidiaries has received any claim, demand or notice alleging, or otherwise knows of, any such interference, infringement or misappropriation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party). To the Company's knowledge, no third party has interfered with, infringed upon or misappropriated any Intellectual Property rights of the Company or any of its Subsidiaries.

               (b) "Intellectual Property" means (a) all world-wide inventions
                   -----------------------
and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all management information systems, (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

         2.21. Offering of Securities.  Neither the Company nor any Person
               ----------------------
acting on its behalf has offered the Securities or any similar securities of the Company for sale to, solicited any offers to buy the Securities or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company nor any Person acting on its behalf has taken or, except as contemplated by the Registration Rights Agreement, will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which could reasonably be expected to subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

         2.22. Use of Proceeds.  The proceeds of the sale of the Notes will be
               ---------------
used by the Company for the purpose of debt reduction and for general corporate purposes.

         2.23. Unlawful Use of Proceeds.  (a) The Company does not own, directly
               ------------------------
or indirectly, any "margin security", as defined in Regulation G issued by the Board of Governors of the Federal Reserve System (12 CFR Part 207); and the Company will not use any proceeds from the sale of the Notes to purchase or carry any "Security", as defined in Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of said Regulation G, or which would involve a violation of Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively).

               (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Notes in any manner which is unlawful or which would involve a violation of any Law.

         2.24. Brokers or Finders.  Except as set forth on Schedule 2.24 hereto,
               ------------------
no agent, broker, investment banker or other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee from the Company in connection with any of the transactions contemplated by the Agreements.

         2.25. Closing Actions.  As of the date hereof, each of the Closing
               ---------------
Actions has occurred and is of full force and effect.

         2.26. Operating Company.  Immediately following the Closing, the
               -----------------
Company will be primarily engaged, directly or through its Subsidiaries, in the production or sale of a product or service other than the investment of capital within the meaning of Department of Labor Regulation (S) 2510.3-101 (c), (d) or
(e).

         2.27. Election of Director.  The Initial Securities Designee has been
               --------------------
duly elected to the Board of Directors of the Company to serve as a member thereof, effective upon the issuance of, and payment for, the Notes.

    3.   Representations and Warranties of the Purchasers.
         ------------------------------------------------

         Each Purchaser represents and warrants to the Company as to itself as of the date hereof as follows:

         3.1.  Organization and Qualification.  The Purchaser is a corporation
               ------------------------------
or other entity duly organized, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its formation and has the power to own its respective property and to carry on its respective business as now being conducted. The Purchaser is duly qualified to do business and (where applicable) in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary, except where the failure to so qualify would not prevent consummation of the transactions contemplated hereby or have a material adverse effect on the Purchaser's ability to perform its obligations hereunder.

         3.2.  Due Authorization.  The Purchaser has all right, power and
               -----------------
authority to enter into the Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Agreements by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby have been duly authorized by all necessary action on behalf of the Purchaser. Each of the Agreements has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms.

         3.3.  Conflicting Agreements and Other Matters.  Neither the execution
               ----------------------------------------
and delivery of any of the Agreements nor the performance by the Purchaser of its obligations thereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents or agreements of the Purchaser or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Purchaser or any of its respective properties are subject, except for filings after the Closing under Section 13(d) and 16(a) of the Exchange Act, and filings under the HSR Act which may be required in connection with the conversion of the Notes.

         3.4.  Acquisition for Investment.  The Purchaser is acquiring the Notes
               --------------------------
being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Purchaser has no present intention or plan to effect any distribution thereof. The Purchaser acknowledges that the Notes have not been registered under the Securities Act, and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with this Agreement.

         3.5.  Brokers or Finders.  No agent, broker, investment banker or
               ------------------
other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser in connection with any of the transactions contemplated by this Agreement.

         3.6.  Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
within the meaning of Rule 501 promulgated under the Securities Act.

    4.   Registration, Exchange and Transfer of Notes.
         --------------------------------------------

         4.1.  The Note Register; Persons Deemed Owners.  The Company shall
               ----------------------------------------
maintain, at its office designated for notices in accordance with Section 11.6, a register for the Notes (the "Note Register"), in which the Company shall record the name and address of the person in whose name each Note has been issued and the name and address of each transferee and prior owner of each Note. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Article 4.

         4.2.  Issuance of New Notes Upon Exchange or Transfer.  Upon surrender
               -----------------------------------------------
for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.6, the Company shall execute and deliver, at its expense, one or more new Notes as requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may also condition the issuance of any new Note or Notes in connection with a transfer by any person on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

    5.   Payment of Notes.
         ----------------

         5.1.  Home Office Payment.  The Company will pay to each Purchaser or
               -------------------
any transferee thereof all sums becoming due on the Notes (including all sums which become due on the Notes at the maturity thereof) (a) prior to the execution of an Indenture pursuant to the Registration Rights Agreement and the exchange of Securities issued under such Indenture for all outstanding Notes (the "Indenture Date"), (i) in the case of the Purchaser or an institutional investor who holds in excess of $300,000 principal amount of the Notes, at the account/address to be specified by the Purchaser for such purpose by notice to the Company, or at the account/address specified by such institutional investor, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser or such institutional investor shall have designated by notice to the Company, or (ii) for all other holders of Notes, at the address specified by such holder, by check, in either case without presentment for notation of payment and without surrender and (b) at any time after the Indenture Date, by wire transfer to the Trustee, as specified in such Indenture. Before selling or otherwise transferring any Note, the Purchaser or transferee will make a notation thereon of the aggregate amount of all payments of principal, if any, theretofore made, and of the date to which interest has been paid.

          5.2.   Limitation on Interest.  No provision of this Agreement or of
                 ----------------------
any Note shall require the payment or permit the collection of interest in excess of the maximum rate which is permitted by Law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum rate permitted by Law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Note to the contrary notwithstanding.

         5.3.  No Offer of Prepayment.  Neither the Company nor any Subsidiary
               ----------------------
will offer to prepay or otherwise acquire any Note unless it offers to prepay or acquire Notes pro rata from each holder thereof.

         5.4.  Interest.  Interest on the principal amount of the Notes shall be
               --------
due and payable as provided in the Notes.

    6.   Covenants of the Company.
         ------------------------

         The Company covenants that from the Closing Date and thereafter, for so long as the number of Securities outstanding is equal to not less than 25% of the Securities issued as of the Closing Date:

         6.1.  Restrictions on the Company.  (a) Subject to subsection (b) of
               ---------------------------
this Section 6.1, the Company will not, and will not permit any of its Subsidiaries to take, directly or indirectly, any of the following actions (i) without the affirmative vote or the prior written consent of GSCP, so long as GSCP, together with its Affiliates, holds a majority of the Securities, and (ii) thereafter, without the affirmative vote or the prior written consent of the holders of a majority of the Securities, voting together as a class:

                   (i) except as contemplated by the Agreements, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any notes or debt securities ranking senior to, or pari passu with, the Notes with respect to the payment of interest, repayment, redemption, distributions upon liquidation or otherwise, other than notes and debt securities issued in connection with (x) obligations relating to real property leases ("Lease Obligations") or (y) Indebtedness which by its terms must be paid or discharged by the Company or its Subsidiaries within one year ("Current Indebtedness") so long as the Company and its Subsidiaries do not have outstanding Lease Obligations and Current Indebtedness, which, in the aggregate (not including Lease Obligations incurred by the Company in connection with the entering into by the Company of a lease for the Northland Interstate Business Center if such lease is pursuant to terms substantially similar to those set forth in the Lease Proposal attached hereto as Exhibit B) exceed $5 million on a consolidated basis;

                   (ii) pay, declare or set aside any sums for the payment of, any dividends, or make any distributions, in respect of any shares of its capital stock or other equity interests;

                   (iii) redeem, purchase or otherwise acquire any shares of its capital stock or other equity interests, including, without limitation, any Capital Stock Equivalents, other than such redemptions, purchases or acquisitions pursuant to any stock option or stock purchase plan approved by the Board of Directors of the Company and by the holders of a majority of the Securities;

                   (iv) consolidate or merge with or into any Person or enter into any similar business combination transaction (including, without limitation, sale of all or substantially all of its assets) or effect any transaction or series of transactions pursuant to which more than fifty percent (50%) of its Voting Securities are transferred to another Person;

                   (v) acquire a majority of the shares of capital stock or other equity interests of, or a majority of the assets of, any Person (it being understood that nothing in this clause (v) shall be interpreted to prohibit the Company from establishing any wholly-owned Subsidiary so long as the establishment of such wholly-owned Subsidiary is not for the purpose of acquiring any shares of capital stock, equity interests or assets in any acquisition otherwise prohibited by this clause (v));

                   (vi) enter into any transaction with any Affiliate or Associate of the Company or any of its Subsidiaries, including, without limitation, any director or officer of the Company or any of its Subsidiaries (or any relative or Affiliate of any such Person), other than any such transaction or series of related transactions which are not material to the Company or any of its Subsidiaries and which are on terms no less favorable to the Company and its Subsidiaries than would be obtained in a comparable arms' length transaction with any Person not an Affiliate or Associate of the Company or any of its Subsidiaries; or

                   (vii) enter into any line of business other than the designing, manufacturing and marketing of small-scale drinking water treatment systems and related household and consumer products.

               (b) Notwithstanding subsection (a) of this Section 6.1, for purposes of calculating whether the Company has obtained the affirmative vote or prior written consent of the holders of a majority of the Securities for actions listed in clauses (i), (ii) and (iii) contained in subsection (a) of this
Section 6.1, shares of Common Stock which were issued upon conversion of any Notes shall not be considered "Securities".

         6.2.  Compliance with Laws.  The Company will, and will cause each
               --------------------
of its Subsidiaries to, comply in all material respects with all applicable Laws with respect to the conduct of its business and the ownership of its properties, including without limitation, those referenced in Section 2.19 hereof and the reporting and other requirements of all applicable securities Laws.

         6.3.  Limitation on Agreements.  The Company will not, and will not
               ------------------------
permit any of its Subsidiaries to, enter into any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the Company from paying principal and interest on the Notes, effecting the conversion of the Notes, or complying with any of the terms of the Agreements or the Notes.

         6.4.  Preservation of Franchises and Existence.  The Company will (i)
               ----------------------------------------
maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause each of its Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided
                                                                      --------
that nothing in this Section 6.4 shall prevent the Company or any of its Subsidiaries from discontinuing its operations in any particular state or at any particular location or locations within the state, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and the loss thereof is not disadvantageous in any material respect to the holders of Securities.

         6.5.  Insurance.  The Company will, and will cause each of the
               ---------
Subsidiaries to maintain, with responsible insurers, such insurance, in such amounts and of such types as are customarily carried under similar circumstances by companies engaged in the same or a similar business or having similar properties similarly situated. Notwithstanding the preceding sentence, the Company shall at all times maintain directors' and officers' liability insurance at least as favorable in terms and coverage as that maintained on the date hereof, and the Initial Securities Designee and each Securities Designee (as defined in Section 6.11) shall be covered under such insurance.

         6.6.  Payment of Taxes and Other Charges.  The Company will pay or
               ----------------------------------
discharge, and will cause each of the Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all Taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including, without limitation, such as may arise under Section 4062, 4063 or 4064 of ERISA or any similar provision of Law), and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien or encumbrance upon any of its properties, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

         6.7.  ERISA.  Neither the Company nor any of its Subsidiaries or ERISA
               -----
Affiliates shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All Company Benefit Plans shall be maintained in material compliance with applicable Law, including any reporting requirements. With respect to any Company Benefit Plan, neither the Company nor any of its Subsidiaries or ERISA Affiliates shall fail to make any contribution due from it under the terms of such Plan or as required by Law. Neither the Company nor any ERISA Affiliate will permit any Company Benefit Plan to incur an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, cause a lien or a security interest to attach to any asset of the Company or any of its Subsidiaries or ERISA Affiliates for the benefit of any Plan, or incur any liability which would be material to the Company and its Subsidiaries taken as a whole under Title IV of ERISA, including withdrawal liability (other than the payment of premiums, none of which are overdue). Neither the Company nor any of its Subsidiaries or ERISA Affiliates, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to subject the Company or any of its Subsidiaries or ERISA Affiliates or any entity that the Company or any of its Subsidiaries or ERISA Affiliates has an obligation to indemnify to any tax or penalty imposed under the Code or ERISA.

         6.8.  Lost, Stolen, Damaged and Destroyed Securities.  Upon receipt of
               ----------------------------------------------
evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing any of the Securities (whether held in the form of Notes or shares of Common Stock) and in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser, may be an undertaking by the Purchaser to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue, if such Securities are held in the form of shares of Common Stock, a new share certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated, or, if such Securities are held in the form of Notes, a new Note of like tenor in an amount equal to the amount of such Note lost, stolen, destroyed or mutilated.

         6.9.  Financial Statements and Other Reports.  The Company shall
               --------------------------------------
deliver to GSCP and to each holder of a number of Securities equal to not less than 10% of the Securities issued as of the Closing Date:

               (a) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (c)
                      --------  -------
below of a copy of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission (the "Commission") shall be deemed to satisfy the requirements of this clause (a);

               (b) as soon as practicable and in any event within 100 days after the end of each fiscal year, statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized national standing selected by the Company; provided, however, that delivery pursuant to clause (c) below of a copy
         --------  -------
of the Annual Report on Form l0-K of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (b);

               (c) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all such regular and periodic reports as it shall file with the Commission; and

               (d) copies of any compliance certificates furnished to lenders in respect of Indebtedness of the Company and its Subsidiaries and such other financial data of the Company and its Subsidiaries as such Purchaser may reasonably request, including, but not limited to, operating financial information for each facility owned or operated by the Company or any of its Subsidiaries.

         6.10. Inspection of Property; Book and Records.  The Company shall
               ----------------------------------------
permit representatives of GSCP and each holder of a number of Securities equal to not less than 10% of the Securities issued as of the Closing Date to visit and inspect any of the properties of the Company and its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as GSCP or any such holder may reasonably request; provided, however, that neither the Board of Directors nor the officers of the Company shall be under any obligation to take any action with respect to any proposals made or advice furnished by GSCP or any such holder of 10% of the Securities pursuant hereto, other than to take such proposals or advice seriously and give due consideration thereto. The Company shall permit representatives of GSCP and each holder of a number of Securities equal to not less than 10% of the Securities issued as of the Closing Date, upon reasonable notice and as often as GSCP or any such holder may reasonably request, to inspect, and the Company shall keep and make available at its principal offices, (i) copies of the Company's federal, state, and local income Tax Returns with respect to the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, states or local Taxes,
(ii) the audited financial statements of the Company for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, state or local Taxes, and (iii) the Company's books and records for the six most recent fiscal years, or for such longer period required by any waivers extending periods of limitation to assess any federal, state or local Taxes.

          6.11.  Board Membership.  (a) At each meeting for the election of
                 ----------------
directors of the Company, the Company shall include in the slate of directors nominated and recommended by the Board of Directors of the Company to the stockholders for election as directors one representative designated (a) by GSCP, so long as GSCP, together with its Affiliates, holds in excess of a majority of the Securities, and (b) thereafter, by the holders of a majority of the Securities (such representative designated by GSCP or the holders of a majority of the Securities, as the case may be, being referred to herein as the "Securities Designee"). The Company agrees that it shall use its best efforts to cause each Securities Designee (whether designated by GSCP or by the holders of a majority of each Securities) to be elected to, and to be maintained as a member of, the Board of Directors of the Company (including recommending to the stockholders of the Company the election of each Securities Designee to the Board of Directors of the Company and opposing any proposal to remove the Initial Securities Designee or any Securities Designee at each meeting of the stockholders of the Company at which the election or removal of directors is on the agenda), and shall take no action which would diminish the prospects of any Securities Designee being elected to, or the Initial Securities Designee and each Securities Designee being maintained as a member of, the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of the Initial Securities Designee or any Securities Designee, (a) GSCP, so long as GSCP, together with its Affiliates, holds in excess of a majority of the Securities, and (b) thereafter, the holders of a majority of the Securities shall be entitled to designate a successor to fill such vacancy until the next meeting for the election of directors of the Company. The Initial Securities Designee and each Securities Designee shall be a member of the Company's Board's executive and finance committees, if any, or any committee performing substantially similar functions and, if requested by the Initial Securities Designee or any Securities Designee, as the case may be, shall be a member of each other committee of the Board of Directors so requested. The Company agrees that if at any meeting for the election of directors a Securities Designee is not elected to the Board of Directors of the Corporation, or if for any other reason, at any time, neither the Initial Securities Designee nor any Securities Designee is a member of the Board of Directors, (a) GSCP, so long as GSCP, together with its Affiliates, holds in excess of a majority of the Securities, and (b) thereafter, the holders of a majority of the Securities, will be entitled to have one observer (a "Non-voting Observer") selected by GSCP or the holders of a majority of the Securities, as applicable, present at all meetings of the Board of Directors and such observer shall have the same access to information concerning the business and operations of the Company and its Subsidiaries and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board of Directors, without voting; provided, however, that the Board of Directors shall be under no obligation to take any action with respect to any proposals made or advice furnished by any Non-voting Observer, other than to take such proposals or advice seriously and give due consideration thereto. Nothing contained in this Section 6.11(a) shall be interpreted to require the Company at any time to maintain on its Board of Directors more than one Securities Designee.

               (b) In addition to any requirements specified in the By-Laws of the Company, the Company shall notify the Initial Securities Designee, each Securities Designee and any Non-voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors of the Company and (b) every meeting (or action by written consent) of any committee of the Board of Directors of the Company, to the extent, in the case of clause (b), that such person is on such committee of the Board of Directors of the Company, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

               (c) The Company shall hold regular meetings of its Board of Directors on at least a quarterly basis. The Company agrees, and shall cause its By-laws to be amended to the extent necessary to provide, that the Initial Securities Designee and each Securities Designee shall have the right, upon reasonable notice, to call meetings of the Board of Directors of the Company and of each committee of the Board of Directors on which he or she is a member. The Company agrees that any Non-voting Observer shall have the right to request that the Chairman of the Board of Directors or the Chief Executive Officer of the Company call a meeting of the Board of Directors and that, upon such request, the Chairman of the Board shall promptly call a meeting of the Board of Directors to be held at such time (but not within three days from the date such request is made by the Non-voting Observer) as shall be requested by the Non-voting Observer.

               (d) The Company and each of the Purchasers acknowledge that the provisions of this Agreement, including this Section 6.11, are intended to provide GSCP with "contractual management rights" within the meaning of ERISA and the regulations promulgated thereunder.

         6.12. Reimbursement of Certain Expenses.  The Company shall, upon
               ---------------------------------
request therefor, promptly indemnify and reimburse the Initial Securities Designee, each Securities Designee and any Non-voting Observer, as the case may be, for all reasonable expenses incurred and any Losses (as defined in Section 11.10(b)) suffered by them in connection with their attendance at meetings of the Board of Directors or of committees of the Board of Directors and any other activities undertaken by them in their capacity as directors of the Company or observer, as applicable. The foregoing shall be in addition to, and not in lieu of (or in duplication of), any indemnification or reimbursement obligations of the Company under the Articles of Incorporation or By-Laws of the Company or by Law. Any Non-voting Observer shall be entitled to indemnification from the Company to the maximum extent permitted by Law as though he or she were a director of the Company and any of its Subsidiaries. The Initial Securities Designee, each Securities Designee and each Non-voting Observer shall be an express third party beneficiary of the provisions contained in this Section 6.12 and in the last sentence of Section 6.5 and shall be entitled to enforce all of his or her rights hereunder and thereunder.

         6.13. Preemptive Right.  For so long as any of the Purchasers is the
               ----------------
holder of record of any Securities, such Purchaser shall have the right to purchase a pro rata portion of New Equity Securities which the Company, from
           --- ----
time to time, proposes to sell or issue. Each such Purchaser's pro rata portion,
                                                               --- ----
for purposes of this Section 6.13, is the ratio of the number of Securities which such Purchaser then owns to the total number of shares of Common Stock of the Company then outstanding. In the event that the Company proposes to undertake an issuance or sale of New Equity Securities, the Company shall furnish to each Purchaser which is a holder of record of Securities written notice of such proposal, describing the type of New Equity Securities and the price and the terms upon which the Company proposes to issue or sell the same. For a period of fifteen (15) Business Days following the delivery of such notice by the Company, the Company shall be deemed to have irrevocably offered to sell to each Purchaser which is a holder of Securities such Purchaser's pro rata
                                                                   --- ----
share of such New Equity Securities for the price and upon the terms specified in the notice. Each such Purchaser may exercise its purchase rights hereunder by giving written notice to the Company and stating therein the quantity of New Equity Securities to be purchased. In the event any Purchaser fails to exercise in full such Purchaser's purchase right pursuant to this Section 6.13 within such fifteen (15) Business Day period, the Company shall have ninety (90) Business Days thereafter to sell the New Equity Securities with respect to which such purchase right was not exercised, at a price and upon terms no more favorable to the purchaser thereof than specified in the Company's notice given pursuant to this Section 6.13. This Section 6.13 shall be solely for the benefit of the Purchasers and their Affiliates (but not any transferee thereof other than Affiliates of the Purchasers).

         6.14. Notice of Breach.  As promptly as practicable, and in any event
               ----------------
not later than ten (10) Business Days after any officer of the Company becomes aware of any breach by the Company of any provision of this Agreement, including, without limitation, this Article 6 or any Event of Default, the Company shall provide GSCP and each holder of Securities with written notice specifying the nature of such breach or Event of Default and any actions proposed to be taken by the Company to cure such breach or Event of Default.

    7.   Events of Default and Remedies.
         ------------------------------

         7.1.  Events of Default.  Each of the following shall constitute an
               -----------------
Event of Default with respect to the Notes under this Agreement:

               (a) Nonpayment of Principal of the Notes. If the Company fails to
                   ------------------------------------
pay the principal of or any other sum (other than interest), if any, due on any Note, when and as the same becomes due and payable, whether at the maturity thereof, on a date fixed for a redemption, or otherwise;

               (b) Nonpayment of Interest. If the Company fails to pay interest
                   ----------------------
on any of the Notes in full, when and as the same becomes due and payable, and such failure shall be continuing for five (5) Business Days;

               (c) Voluntary Bankruptcy and Insolvency Proceedings. If the
                   -----------------------------------------------
Company or any Subsidiary shall file a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or such Subsidiary or for all or any substantial part of its respective property, or the Company or any of its Subsidiaries shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, as the case may be, in furtherance of any of the foregoing;

               (d) Adjudication of Bankruptcy. If a petition or answer shall be
                   --------------------------
filed proposing the adjudication of the Company or any of its Subsidiaries as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code of 1978, as amended, or under any similar present or future federal Law or the Law of any other jurisdiction applicable to the Company or any of its Subsidiaries, and the Company or such Subsidiary (as applicable) shall consent to or acquiesce in the filing thereof, or such petition or answer shall not be discharged or denied within 60 days after the filing thereof;

               (e) Receivership or Sequestration. If a decree or order is
                   -----------------------------
rendered by a court having jurisdiction (i) for the appointment of a receiver or custodian or liquidator or trustee or sequestrator or assignee (or similar official) in bankruptcy or insolvency of the Company or any of its Subsidiaries or of all or a substantial part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days, or (ii) for the sequestration or attachment of any property of the Company or any of its Subsidiaries without its return to the possession of the Company or such Subsidiary (as applicable) or its release from such sequestration or attachment within 60 days thereafter;

               (f) Acceleration of Other Indebtedness. If default shall be made
                   ----------------------------------
with respect to any Indebtedness of the Company (other than the Notes) with a principal amount outstanding in excess of $1,000,000 with the result that such Indebtedness can be accelerated so that the same will become due and payable prior to the date on which the same would otherwise have become due and payable;

               (g) Covenant Defaults. The Company shall have breached in any
                   -----------------
material respect any of the covenants of the Company set forth in the Agreements or Brian F. Sullivan shall have breached in any respect any of his covenants contained in any of Sections 2, 3 or 4 of the Executive Restriction Agreement and, if capable of being remedied, such breach continues for 15 days after notice in writing by any holder of Securities to the Company;

               (h) Misrepresentation. The representations and warranties of the
                   -----------------
Company set forth in the Agreements shall not have been true and correct in any material respect as of the date hereof; or

               (i) Judgments. A final judgment or judgments entered by a court
                   ---------
of competent jurisdiction for the payment of money aggregating in excess of $3,000,000 is or are outstanding against the Company or any Subsidiary and any one such judgment in excess of $3,000,000 has, or such judgments aggregating in excess of $3,000,000 have, remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of 15 days from the date of entry.

         7.2.  Acceleration of Maturity.  If any Event of Default shall have
               ------------------------
occurred and be continuing, the holders of a majority of the outstanding principal amount of Notes may, by notice to the Company, declare the entire outstanding principal balance of the Notes, and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal balance of the Notes, and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or in this Agreement to the contrary notwithstanding; provided that if an Event of Default under clause (c), (d), or
                 --------
(e) of Section 7.1 with respect to the Company shall have occurred, the outstanding principal amount of all of the Notes, and all accrued and unpaid interest thereon, shall immediately become due and payable, without any declaration and without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in the Notes or this Agreement to the contrary notwithstanding; and provided, further, that if an
                                               --------  -------
Event of Default under clause (a) or (b) of Section 7.1 shall have occurred and be continuing with respect to any Note held by a Purchaser or an Affiliate of the Purchaser (but not any transferee thereof other than an Affiliate of the Purchaser), such Purchaser may by notice to the Company, declare the entire outstanding principal of all Notes so held by such Purchaser and its Affiliates and all accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the entire outstanding principal of such Notes and said accrued and unpaid interest shall become and be immediately due and payable, without presentment, demand, protest or other notice whatsoever, all of which are hereby expressly waived, anything in such Notes or in this Agreement to the contrary notwithstanding.

         7.3.  Other Remedies.  If any Event of Default shall have occurred and
               --------------
be continuing, from and including the date of such Event of Default to but not including the date such Event of Default is cured or waived, any holder of a Note may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or the Notes or in aid of the exercise of any power granted in this Agreement or the Notes, and any holder of a Note may enforce the payment of any Note held by such holder and any of its other legal or equitable rights. The Company shall pay interest on any overdue principal of the Notes and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10% per annum, until such overdue amount is paid.

         7.4.  Conduct no Waiver; Collection Expenses.  No course of dealing on
               --------------------------------------
the part of any holder, nor any delay or failure on the part of any holder of any Notes to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal or the interest on any Note, the Company will pay to each holder of any Notes, to the extent permitted by law, on demand, all costs and expenses incurred by such holder in the collection of any amount due in respect of any Note hereunder, including reasonable legal fees incurred by such holder in enforcing its rights hereunder.

         7.5.  Annulment of Acceleration.  If a declaration is made in
               -------------------------
accordance with Section 7.2, then and in every such case, the holders of at least a majority of the outstanding principal amount of the Notes may, by an instrument delivered to the Company, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

               (a) no judgment or decree has been entered for the payment of any monies due on the Notes or pursuant to this Agreement;

               (b) all arrears of interest on the Notes and all other sums payable on the Notes and pursuant to this Agreement (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

               (c) every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that only the Purchaser or an Affiliate of the Purchaser (but
- --------  -------
not any transferee thereof other than an Affiliate of the Purchaser) that is a holder of the Note or Notes with respect to which the declaration permitted by the last proviso of Section 7.2 was made may annul such declaration; and provided, further, that no such annulment shall extend to or affect any
- --------  -------
subsequent Event of Default or impair any right consequent thereon.

         7.6.  Remedies Cumulative.  No right or remedy conferred upon or
               -------------------
reserved to the holders of Securities under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable Law. Every right and remedy given by this Agreement or by applicable Law to the holders of Securities may be exercised from time to time and as often as may be deemed expedient by such holders.

    8.   Redemption of Securities.
         ------------------------

         8.1.  Redemptions of Notes on Request.  (a) After the fifth anniversary
               -------------------------------
of the Closing Date, upon the request of any holder of Notes, the Company shall be required to redeem (a "Holder Redemption") the Notes of such holder, in whole or in part, in accordance with the procedures set forth in subsection (b) of this Section 8.1 for an amount of cash equal to the principal amount of Notes requested to be redeemed plus all accrued and unpaid interest thereon to the date of redemption; provided, however, that, from the fifth anniversary of the
                    --------  -------
Closing Date through and including the day immediately prior to the sixth anniversary of the Closing Date (the "First Redemption Period"), the Company shall not be required to redeem an aggregate principal amount of Notes in excess of $5,000,000, and from the sixth anniversary of the Closing Date through and including the day immediately prior to the seventh anniversary of the Closing Date, the Company shall not be required to redeem an aggregate principal amount of Notes in excess of (x) $10,000,000, less (y) the sum of the aggregate principal amount of Notes redeemed by the Company pursuant to this Section 8.1 during the First Redemption Period. The Company shall redeem Notes in accordance with Holder Redemptions in the order in which Redemption Notices (defined below) therefor are received by the Company.


               (b) Any holder of Notes may request a Holder Redemption at any time during which the holders of Notes are entitled to request a Holder redemption in accordance with subsection (a) of this Section 8.1, as promptly as practicable, and in any event within five (5) Business Days after the surrender of such Notes subject to such Holder Redemption and the receipt of the Redemption Notice relating thereto, the Company shall deliver or cause to be delivered (a) by wire transfer to such holder an amount of cash equal to the aggregate principal amount of Notes of such holder subject to the Redemption Notice, plus all accrued and unpaid interest thereon to the date of redemption, and (b) if less than the entire outstanding principal amount of any Note surrendered in being redeemed pursuant to a Holder Redemption, a new Note in the principal amount which remains outstanding upon such partial redemption. In the event that in accordance with subsection (a) of this Section 8.1, the Company is only required to redeem a part of, or is not required to redeem any of, the aggregate principal amount of Notes requested by any holder to be redeemed pursuant to a Redemption Notice, the Company shall deliver or cause to be delivered (a) to such holder a written explanation detailing the aggregate principal amount of Notes previously redeemed pursuant to this Section 8.1, the date upon which such Notes were redeemed and the Persons from whom they were redeemed, (b) by wire transfer to such holder an amount equal to the aggregate principal amount of Notes of such holder, if any, which the Company is required to redeem pursuant to this Section 8.1, plus all accrued and unpaid interest thereon to the date of redemption, and (c) Notes in the principal amount of any Notes of such holder furnished to the Company which are not required to be redeemed by the Company pursuant to this Section 8.1.

         8.2.  Change in Control.  (a) In the event that there occurs a Change
               -----------------
in Control, any record holder of Securities, in accordance with the procedures set forth in subsection (b) of this Section 8.2, may require the Company to redeem any or all of the Securities held by such holder, (x) in the case in which such Securities are held in the form of Notes, for an amount of cash equal to, at the holder's election, (i) the outstanding principal amount of such Notes plus all accrued and unpaid interest on the Notes being redeemed to the date of redemption or (ii) the amount of cash per share that such holder would have received pursuant to clause (y) below had such holder converted such Notes into Common Stock and (y) in the case in which such Securities are held in the form of Common Stock, for an amount of cash per share equal to the average Current Market Price per share of Common Stock over the 20 Trading Days prior to such Change of Control (the "Stock Redemption Price").

               (b) Promptly following a Change in Control (but in no event more than five Business Days thereafter), the Company shall mail to each holder of Securities, at such holder's address as it appears on the transfer books of the Company, notice of such Change in Control, which notice shall set forth each holder's right to require the Company to redeem any or all Securities held by such holder. The Company shall thereafter during a period of 120 days from the date of such notice (or the date the Company was required to give such notice) redeem any Securities, in whole or in part, at the option of the holder, upon at least five (5) days' written notice to the Company by such holder specifying,
(x) in the case in which such Securities are held in the form of Notes, (i) the principal amount of Notes to be redeemed, (ii) the redemption date therefor and
(iii) the holder's election with respect to the redemption price therefor as set forth in Section 8.2(a)(x), and (y) in the case in which such Securities are held in the form of Common Stock, (i) the number of shares of Common Stock to be redeemed and (ii) the redemption date therefor.

               (c) On the date of any redemption being made pursuant to this
Section 8.2 which is specified in a notice given pursuant to this Section 8.2, the Company shall wire transfer (x) to each holder of Securities in the form of Notes, the principal amount of Notes of such holder so redeemed, together with an amount equal to all accrued and unpaid interest thereon to the date of redemption or the Stock Redemption

Price per share of Common Stock into which the principal amount of Notes of such holder so redeemed is convertible, as specified by the holder in such notice, and (y) to each holder of Securities in the form of Common Stock, the Stock Redemption Price per share of Common Stock of such holder redeemed.

    9.   Conversion.
         ----------

         9.1.  Holder's Option to Convert Notes into Common Stock.  Any Note or
               --------------------------------------------------
any portion of the outstanding principal amount of such Note shall be convertible at the option of the holder at any time after the Closing into a number of shares of Common Stock computed by dividing (a) the outstanding principal amount of each Note or portion thereof being converted, by (b) the Conversion Price then in effect.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") of the Notes shall be initially $15.00 in principal amount of Notes per share of Common Stock. The Conversion Price shall be adjusted in certain instances provided in Section 9.6.

         9.2.  Company's Option to Convert Notes into Common Stock.  After
               ---------------------------------------------------
January 18, 2000, provided that (i) no Event of Default shall have occurred and be continuing, (ii) the Current Market Price of the Common Stock has, after such date, exceeded 200% of the initial Conversion Price for at least 45 consecutive Trading Days and (iii) during such 45 consecutive Trading Days (x) neither the Company nor any of its Affiliates purchased any shares of Common Stock in open market transactions, privately negotiated transaction or otherwise and (y) an average of 17,000 shares of Common Stock (which number shall be adjusted appropriately in the event of any stock dividend, stock split or reverse stock split) shall have been traded daily (excluding shares transferred between Affiliates) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, each of the Notes shall be convertible at the option of the Company, in whole but not in part, into a number of shares of Common Stock, computed by dividing (a) the outstanding principal amount of such Note, by (b) the Conversion Price then in effect.

         9.3.  Exercise of Conversion Privilege.  (a) Conversion of the Notes
               --------------------------------
may be effected by any holder thereof upon the surrender to the Company at the office of the Company designated for notices in accordance with Section 11.6 or at the office of any agent or agents of the Company, as may be designated by the Board of Directors (the "Transfer Agent"), of the Notes to be converted, accompanied by a written notice (a "Note Holder Conversion Notice") stating that such holder elects to convert all or a specified portion of the outstanding principal amount of such Notes in accordance with the provisions of this Article 9 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued; provided,
                                                         --------
however, that, in the case of the conversion of the Notes into Common Stock in
- -------
accordance with Section 9.2, the Company shall provide each holder written notice (a "Mandatory Conversion Notice") stating that such holder's Notes shall be converted pursuant to Section 9.2, and each holder of Notes shall thereupon promptly surrender to the Transfer Agent the Notes so converted specifying the name or names in which such holder wishes the certificates for shares of Common Stock to be issued. In case any holder's Note Holder Conversion Notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock or Common Stock in such name or names. Other than such Taxes, the Company will pay any and all issue and other Taxes, whether or not imposed on the Company (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. As promptly as practicable, and in any event within five (5) Business Days after the surrender of such Notes and, if applicable, the receipt of a Note Holder Conversion Notice relating thereto by the Company and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of the Notes being converted shall be entitled and (ii) if less than the entire outstanding principal amount of any Note surrendered is being converted, a new Note in the principal amount which remains outstanding upon such partial conversion. In the case of a conversion pursuant to a Mandatory Conversion Notice, such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to the Note or Notes (or portion thereof) being converted shall cease except for the right to receive shares of Common Stock, in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. In the case of conversion at the holder's option, the date of delivery of the Notes after or together with the delivery of a Note Holder Conversion Notice shall be deemed to be the date of conversion.

               (b) Notwithstanding the foregoing, the Company may not deliver any Mandatory Conversion Notice to any holder unless, to the extent required by the HSR Act, (a) the Company shall have filed an HSR Notification with respect to such conversion, (b) the Company shall have informed such holder of such filing (and such holder shall file an HSR Notification promptly after being informed of such filing by the Company), (c) the applicable waiting period under the HSR Act shall have expired or been terminated, and (d) such holder shall not be prohibited by Law from owning or voting any Voting Securities. If at any time a holder of Notes informs the Company that it intends to furnish the Company with a Note Holder Conversion Notice, the Company shall promptly file in connection therewith an HSR Notification if required in the opinion of such holder.

         9.4.  Fractions of Shares; Interest.  In connection with the conversion
               -----------------------------
of any Note into Common Stock, no fractions of shares shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such Note is deemed to have been converted. If more than one Note shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the aggregate outstanding principal amount of Notes so surrendered. Promptly upon conversion, the Company shall pay to holders of Notes so converted an amount equal to any accrued and unpaid interest on the Notes surrendered for conversion to the date of such conversion, together with cash in lieu of any fractional share of Common Stock.

         9.5.  Reservation of Stock; Listing Rights.  (a) The Company shall at
               ------------------------------------
all times reserve and keep available for issuance upon the conversion of the Notes, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the entire outstanding principal amount of the Notes into Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock, if necessary, to permit the conversion of the entire outstanding principal amount of the Notes.

               (b) If at the time of conversion of any Notes, the Common Stock of the Company is listed on a national securities exchange, or is designated as a "national market system security" on the NASDAQ, the Company shall take all action necessary to cause the shares of Common Stock issuable upon conversion of such Notes to be listed on such exchange, subject to official notice of issuance.

               (c) If the Company shall issue shares of Common Stock upon conversion of the Notes as contemplated by this Article 9, the Company shall issue together with each such share of Common Stock one Right (or other securities in lieu thereof), or any rights issued to holders of Common Stock in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired, and only if the Person to whom such shares of Common Stock are issued is not an "Acquiring Person" under the Rights Agreement or such other agreement pursuant to which such rights are issued; provided, however, that, in such event such rights shall be issued to such Person promptly after such time at which such Person is no longer an "Acquiring Person."

         9.6.  Adjustment of Conversion Price.  The Conversion Price will be
               ------------------------------
subject to adjustment from time to time as follows:

               (a) If and whenever on or after the Closing Date the Company issues or sells, or in accordance with subsection (b) of this Section 9.6 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) the average Current Market Price of the Common Stock for the twenty Trading Days preceding the date of the first announcement of such issue or sale, then, effective upon the close of business on the date of such issue or sale, the Conversion Price shall be reduced to whichever of the following Conversion Prices is lower:

                   (i) the Conversion Price determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (2) the number of shares of Common Stock outstanding immediately after such issue or sale; or

                   (ii) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the average Current Market Price of the Common Stock for the 20 Trading Days preceding the date of the first announcement of such issue or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying such average Current Market Price of the Common Stock times the number of shares of Common Stock outstanding immediately after such issue or sale.

               (b) For purposes of determining the adjusted Conversion Price under subsection (a) of this Section 9.6, the following shall be applicable:

                   (i) If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than (a) the Conversion Price in effect immediately prior to the time of the granting of such Options or (b) the average Current Market Price of the Common Stock for the 20 Trading Days preceding the date of the first announcement of such grant, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company in consideration of the granting of such Options, plus the minimum amount of additional consideration, if any, payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                   (ii) If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) the average Current Market Price of the Common Stock for the twenty Trading Days preceding the date of the first announcement of such grant, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 9.6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                   (iii) If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                   (iv) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                   (v) If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the Fair Market Value of such consideration as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                   (vi) In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option or Convertible Security, as the case may be, by the parties thereto, the Option or Convertible Security, as the case may be, shall be deemed to have been issued for a consideration of $.01.

                   (vii) For purposes of this Section 9.6, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its Subsidiaries, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (c) If the Company at any time subdivides (by any stock split, stock dividend, stock distribution, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. An adjustment made pursuant to this subsection (c) of this Section 9.6(c) shall become effective (x) in the case of any stock dividend or stock distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such stock dividend or stock distribution or (y) in the case of any subdivision, stock split, reclassification or combination, at the close of business as the day upon which such corporate action becomes effective.

               (d) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or a substantial portion of the Company's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as a "Major Transaction". Prior to the consummation of any Major Transaction, the Company shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that each of the holders of the Notes shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as such holder would have received in connection with such Major Transaction if such holder had converted its Notes immediately prior to such Major Transaction. In each such case, the Company shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the outstanding principal amount of the Notes) to insure that the provisions of this Section 9.6 hereof shall thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of the Notes, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the outstanding principal amount of the Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

               (e) In case the Company shall at any time or from time to time after the date hereof declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or Capital Stock Equivalents of the Company or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, then, and in each such case, the Conversion Price shall be adjusted by multiplying (1) the applicable Conversion Price on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the average Current Market Price of the Common Stock for the period of 20 Trading Days preceding such record date less the Fair Market Value per share of Common Stock of such dividend or distribution, and the denominator of which shall be such average Current Market Price of the Common Stock. The Company acknowledges that this Section 9.6(e) shall not constitute a waiver of Section 6.1 of this Agreement. No adjustment shall be made pursuant to this Section 9.6(e) in connection with any transaction to which Section 9.6(c) applies.

               (f) If any event occurs of the type contemplated by the provisions of this Section 9.6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Notes; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 9.6 or decrease the number of shares of Common Stock of the Company issuable upon conversion of each Note.

               (g) Anything in this Section 9.6 to the contrary notwithstanding,
(a) the Company shall not be required to give effect to any adjustment in the Conversion Price unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Price by at least one percent, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least one percent, such change in Conversion Price shall thereupon be given effect and (b) there shall be no adjustment in the Conversion Price (x) as a result of any issuance or sale of any Excluded Securities or (y) in respect of the issuance of any Rights after the date hereof; provided, however, that nothing herein shall limit the right of any holder of any Notes to an adjustment in the Conversion Price of such Notes in the event there shall occur a "flip-in" or "flip-over" event under the Rights Agreement or any similar plan or agreement of the Company.

               (h) The certificate of any firm of independent public accountants of recognized national standing selected by the Board of Directors (which may be the firm of independent public accountants regularly employed by the Company) shall be presumptively correct for any computation made under this Section 9.6.

               (i) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this Section
9.6 or in the Conversion Price then in effect shall be required by reason of the taking of such record.

         9.7.  Notice of Certain Corporate Actions.  In case at any time from
               -----------------------------------
time to time the Company shall pay any stock dividend or make any other non-cash distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall be any capital reorganization or reclassification of the Common Stock or consolidation or merger of the Company with or into another corporation, or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of said cases the Company shall give at least 30 days' prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Notes at the addresses of each as shown in the Note Register of the date on which (i) a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

         9.8.  Reports as to Adjustments.  Upon any adjustment of the Conversion
               -------------------------
Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion provisions set forth in this Article 9, then, and in each such case, the Company shall promptly deliver to the holders of the

Notes a certificate signed by the Chief Executive Officer or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the Company by which such adjustment was calculated and specifying the Conversion Price then in effect following such adjustment and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment.

    10.  Interpretation.
         --------------

         10.1  Definitions.
               -----------

               "Adjustment Period" shall mean the period of five consecutive
                -----------------
trading days preceding the date as of which the Fair Market Value of a security is to be determined.

               "Affiliate" and "Associate" shall have the respective meanings
                ---------       ---------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "Beneficially Own" with respect to any securities shall mean
                ----------------
having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

               "Business Day" shall mean any day other than a Saturday, Sunday,
                ------------
or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Capitalized Lease" shall mean, with respect to any Person, any
                -----------------
lease or any other agreement for the use of property which, in accordance with generally accepted accounting principles, should be capitalized on the lessee's or user's balance sheet.

               "Capitalized Lease Obligation" of any Person shall mean and
                ----------------------------
include, as of any date as of which the amount thereof is to be determined, the amount of the liability capitalized or disclosed (or which should be disclosed) in a balance sheet of such Person in respect of a Capitalized Lease of such Person.

               "Capital Stock Equivalents" shall mean with respect to any
                -------------------------
Person, any rights, options or warrants to purchase stock or other securities exchangeable for or convertible into capital stock of or any other equity interest in such Person.

               "Change in Control" shall mean:
                -----------------

                   (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the then outstanding Voting Securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by
(i) the Company or any of its subsidiaries, and (ii) any employee benefit plan (or related trust) of the Company or its subsidiaries;

                   (b) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all the individuals and entities who were the respective beneficial owners of the voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation;

                   (c) the sale, lease or other disposition of all or a substantial part of the assets or property of the Company in one transaction or series of related transactions; or

                   (d) the Incumbent Board shall cease for any reason to constitute at least 50% of the members of the Board.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

               "Company Benefit Plan" shall mean any employee pension benefit
                --------------------
plan and any Plan, other than a Multiemployer Plan (as defined in Section 2.16), established by the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates contributes or has contributed (including any such Plan not now maintained by the Company or any of its Subsidiaries or ERISA Affiliates or to which the Company or any of its Subsidiaries or ERISA Affiliates does not now contribute, but with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has or may have any liability).

               "Consolidated" or "consolidated", when used with reference to any
                ------------      ------------
financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person.

               "Current Market Price", when used with reference to shares of
                --------------------
Common Stock or other securities on any date, shall mean the closing price per share of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the average of the daily closing prices per share of Common Stock or such other securities for such period. The closing price for each day shall be the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock is listed or admitted to trading on a national securities exchange, the closing price shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock or such other securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock or such other securities are listed or admitted to trading. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the Fair Market Value per share of Common Stock or of such other securities.

               "Environmental Laws" means, without limitation, the Comprehensive
                ------------------
Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S) 9601 et
                                                                              --
seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
- ----
(S)(S) 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
             -- ----
(S)(S) 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 et
            -- ----                                                          --
seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S)
- ---
136 et seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et. seq., the Clean Water
    -- ---
Act (Federal Water Pollution Control Act), 33 U.S.C. (S)(S) 1251 et seq., the
                                                                 -- ---
Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f et seq., the Occupational Safety
                                               -- ---
and Health Act, 29 U.S.C. (S)(S) 641, et seq., the Hazardous Materials
                                      -- ----
Transportation Act, 49 U.S.C. (S)(S) 1801, et seq., as any of the above statutes
                                           -- ----
have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing environmental matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to environmental matters, all indemnity agreements and other contractual obligations (including leases, asset purchase and merger agreements) relating to environmental matters, and all applicable judicial and administrative decisions, orders, and decrees relating to environmental matters.

               "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended.

               "ERISA Affiliate" shall mean any trade or business, whether or
                ---------------
not incorporated, which, together with Company, is under common control, as described in Section 414(b) or (c) of the Code.

               "Event of Default" shall mean each of the happenings or
                ----------------
circumstances enumerated in Section 7.1.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor Federal statute.

               "Excluded Securities" shall mean (a) any options issued by the
                -------------------
Company pursuant to any stock option plan of the Company pursuant to the terms of such plan as in effect as of the date hereof, (b) any options issued by the Company and approved by the Board of Directors (or a committee thereof) and the holders of a majority of the Securities, (c) any options issued by the Company so long as all options granted by the Company in any fiscal year are exercisable for no more than 10,000 shares of Common Stock, in the aggregate, and the exercise price per share of Common Stock into which such options are exercisable is no less than the average Current Market Price per share of Common Stock for the five Trading Days preceding the date upon which any such option is granted,
(d) any shares of Common Stock issued by the Company upon the exercise of any option referred to in clauses (a), (b) or (c) of this definition, and (e) any shares of Common Stock issued by the Company upon the exercise of (x) the Common Stock Warrant to Purchase 28,750 shares of Common Stock of the Company, dated March 11, 1993, issued to Paul R. Kuehn and (y) the Common Stock Warrant to Purchase 28,750 shares of Common Stock of the Company, dated March 11, 1993, issued to David B. Johnson.

               "Fair Market Value" shall mean, as to shares of Common Stock or
                -----------------
any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices of such shares of securities for each day of the Adjustment Period. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

               "Guarantee" by any Person shall mean all obligations (other than
                ---------
endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of any Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of any computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the outstanding amount of the Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

               "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
                -------
Act of 1976, as amended, and the rules and regulations thereunder.

               "HSR Notification" shall mean the notification of the particular
                ----------------
transaction pursuant to the requests of the HSR Act.

               "Incumbent Board" shall mean the individuals who, immediately
                ---------------
after the Closing, constitute the Board of Directors of the Company (including the Initial Securities Designee); provided, however, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board.

               "Indebtedness" shall mean, with respect to any person, (i) all
                ------------
obligations of such person for borrowed money, or with respect to deposits or advances of any kind,

(ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers and similar accrued liabilities incurred in the ordinary course of business and paid in a manner consistent with industry practice), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such person whether or not the obligations secured thereby have been assumed, (vi) all Capitalized Lease Obligations of such person, (vii) all Guarantees of such person, (viii) all obligations (including but not limited to reimbursement obligations) relating to the issuance of letters of credit for the account of such person, (ix) all obligations arising out of foreign exchange contracts, and (x) all obligations arising out of interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

               "Law" shall include any foreign, federal, state, or local law,
                ---
statute, ordinance, rule, regulation, order, judgment or decree.

               "New Equity Securities" shall mean, with respect to securities of
                ---------------------
the Company, any capital stock of the Company and any Capital Stock Equivalents of the Company; provided, however, that "New Equity Securities" shall not
                --------  -------
include (a) Capital Stock Equivalents granted to the Company's officers or directors pursuant to any stock option or similar plan approved by the Company's Board of Directors, (b) Common Stock issued upon exercise or conversion of the Capital Stock Equivalents referred to in clause (a) of this definition, (c) Common Stock issued upon conversion of the Notes and (d) Common Stock issued upon the exercise of the Rights.

               "outstanding" shall mean when used with reference to the Notes at
                -----------
a particular time, all Notes therefore issued as provided in this Agreement, except (i) Notes therefore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect to which replacement Notes have been issued, (ii) Notes therefore paid in full, and (iii) Notes therefore cancelled by the Company, except that, for the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes registered in the name of, or owned beneficially by, the Company or any Subsidiary of any thereof, shall not be deemed to be outstanding.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation, or
                ----
any successor thereto.

               "Person" shall mean any individual, firm, corporation,
                ------
partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Plan" shall mean any bonus, incentive compensation, deferred
                ----
compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers; compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA

               "Rights" shall mean the rights to purchase Common Stock issued
                ------
pursuant to the Rights Agreement (the "Rights Agreement") dated as of January 30, 1996, between the Company and Norwest Bank Minnesota, National Association, as rights agent.

               "SEC" shall mean the Securities and Exchange Commission.
                ---

               "Securities" means (i) the Common Stock issued or issuable upon
                ----------
conversion of the Notes (or any securities into which the Notes are exchanged in connection with the execution of an Indenture pursuant to the Registration Rights Agreement) and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock divided or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person that holds Notes shall be deemed to be the holder of the number of Securities obtainable upon conversion of such Notes. As to any particular shares of Common Stock which are "Securities", such shares shall cease to be "Securities" when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) sold pursuant to Rule 144 under the Securities Act.

               "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Subsidiary" of any Person means any corporation or other entity
                ----------
of which a majority of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               "Taxes" shall mean taxes, assessments, duties, fees, levies,
                -----
imposts, deductions, withholdings, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes, or other governmental charges of any nature whatsoever imposed by any government or taxing authority of any country or political subdivision of any country on the Company or any of its Subsidiaries, and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, and includes any liability of the Company or any of its Subsidiaries arising under any tax sharing agreement to which the Company or Subsidiaries is or has been a party.

               "Tax Return" shall mean any report, return, statement, estimate,
                ----------
declaration, notice, form or other information required to be supplied to a taxing authority in connection with Taxes.

               "Trading Day" means a Business Day or, if the Common Stock is
                -----------
listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.

               "Voting Securities" shall mean at any time shares of capital
                -----------------
stock of the Company which are then entitled to vote generally in the election of directors.

         10.2. Accounting Principles. The character or amount of any asset,
               ---------------------
liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with generally accepted accounting principles, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

    11.  Miscellaneous.
         -------------

         11.1. Payments.  Subject to Section 5.1 hereof, the Company agrees
               --------
that, so long as the Purchasers shall hold any Securities, it will make all cash interest or dividend payments thereon in immediately available funds in such manner as the Purchasers may reasonably request in writing. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension will be included in the computation of the interest payable on such next succeeding Business Day.

         11.2. Severability. If any term, provision, covenant or restriction of
               ------------
this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         11.3. Specific Enforcement.  The Purchasers, on the one hand, and the
               --------------------
Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holders of the Securities shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

         11.4. Entire Agreement.  This Agreement (including the documents set
               ----------------
forth in the schedules and exhibits hereto) and the other Agreements contain the entire understanding of the parties with respect to the transactions contemplated hereby.

         11.5. Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         11.6. Notices and other Communications.  All notices, consents,
               --------------------------------
requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be rapidly given, if in writing and delivered personally, by telecopy or sent by registered mail, postage prepaid, if to:

         THE COMPANY:

         Recovery Engineering, Inc.

         2229 Edgewood Avenue South
         Minneapolis, Minnesota  55426
         Telecopy:  (612) 797-8334
         Attention: Brian F. Sullivan

         With a copy to:

         Eric O. Madson, Esq.
         Winthrop & Weinstine, P.A.
         60 South Sixth Street
         Minneapolis, Minnesota  55402
         Telecopy:  (612) 347-0600

         PURCHASERS:

         GS Capital Partners II, L.P.
         c/o Goldman, Sachs & Co.
         85 Broad Street
         New York, New York  10004
         Telecopy: (212) 902-3000
         Attention:  Mr. Sanjay Patel

         With a copy to:

         Gail Weinstein, Esq.
         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Telecopy:  (212) 859-4000

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

         11.7. Amendments.  This Agreement (other than Section 6.13) may be
               ----------
amended as to the Purchasers and any subsequent holder of Securities and their successors and assigns, and the Company may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Company shall obtain the written consent of the registered holders of not less than a majority of the outstanding principal amount of the Notes, except that Articles 2 and 6 (other than Section 6.13) and Sections 7.6, 8.2, 11.2, 11.3, 11.7 and 11.9
through 11.16 and each defined term for purposes of its use therein may only be amended, and the Company may only take any action prohibited thereby or omit to perform any act required to be performed by it pursuant thereto, if the Company shall obtain the written consent of the registered holders of not less than a majority of all of the Securities (whether held in the form of Notes or Common Stock). Section 6.13 hereof may only be amended, and the Company may only take any action prohibited thereby, or omit to perform any act required to be performed by it pursuant thereto, if the Company shall obtain the written consent of GSCP. Subject to the foregoing, this Agreement may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

         11.8. Cooperation.  The Purchasers and the Company agree to take, or
               -----------
cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

         11.9. Successors and Assigns.  Except as expressly provided herein, all
               ----------------------
covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not express assignment has been made, except as otherwise expressly stated in this Agreement, (a) each of the provisions of this Agreement are for the benefit of, and are enforceable by, any registered holder of Notes and (b) the provisions of Articles 2 and 6 (other than Section 6.13) and Sections 7.3, 8.2, 11.2, 11.3, 11.7 and 11.9 through 11.16 of this Agreement are for the benefit of, and are enforceable by, any registered holder of Securities (whether held in the form of Notes or Common Stock).

         11.10. Expenses and Remedies; Environmental Waiver.  (a) The Company
                -------------------------------------------
shall pay all reasonable costs and expenses of the Purchasers (including, without limitation, the fees and expenses of outside legal counsel) in connection with the Agreements and the consummation of all transactions contemplated hereby and thereby, and shall pay to holders of Securities (whether held in the form of Notes or Common Stock), all reasonable costs and expenses relating to any future amendment or supplement to any of the Agreements, any of the Notes or other Securities (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, and all costs and expenses of the Purchasers and holders of Notes or Securities relating to the enforcement of any of the Agreements, any of the Notes or any of the Securities.

               (b) The Company further agrees to indemnify and save harmless each of the Purchasers and each holder of Securities (whether held in the form of Notes or Common Stock), and its officers, directors, partners, employees, trustees and agents, and each Person who controls such Person within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities, including without limitation reasonable attorney's fees and expenses (each a "Loss"), resulting from any breach of, or failure by the Company to perform, any of its representations, warranties, covenants or agreements set forth in any of the Agreements. In the event of such breach or failure to perform by the Company, each such indemnified party shall be entitled to be so indemnified and held harmless by the Company for all

Losses suffered by such indemnified party, regardless of any Material Adverse Effect, materiality or similar qualifier or any dollar threshold contained in the representation, warranty, covenant or agreement which was breached or which the Company failed to perform.

               (c) The Purchasers agree to indemnify and save harmless the Company and its officers, directors, partners and employees and each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, from and against any and all Losses resulting from any breach of their representations and warranties set forth in this Agreement.

               (d) Any indemnified party under this Section 11.10 shall, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
Section 11.10, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party except to the extent the indemnifying party shall have been materially prejudiced by the omission of such indemnified party so to notify the indemnifying party, pursuant to this Section
11.10. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.10 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the indemnifying party; provided, however, that (i) if the indemnifying party shall elect not to assume
- --------  -------
the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the indemnifying party and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

               (e) The Company hereby waives any right it may have at any time in the future to seek contribution or other recovery pursuant to any Environmental Law from any holder of Securities and hereby releases each holder of any Securities from any claim, demand or cause of action that the Company or any of its Subsidiaries may have at any time in the future against any such holder in respect of any Environmental Law.

         11.11. Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Securities, regardless of any investigation made by or on behalf of any party.

         11.12. Transfer of Securities.  The Purchasers understand and agree
                ----------------------
that the Securities have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchasers acknowledge that, except as provided in the Registration Rights Agreement, the Purchasers have no right to require the Company to register the Securities. The Purchasers understand and agree that each Note or certificate representing the Securities shall bear the following legends:

          "THE TRANSFER OF [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] [THIS NOTE] IS RESTRICTED BY AND PURSUANT TO A SECURITIES PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION."

          "[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE] [THIS NOTE HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         11.13. Governing Law.  This Agreement and the Notes shall be construed
                -------------
and enforced in accordance with, and the rights of the parties shall be governed by, the law of the state of New York excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

         11.14. Submission to Jurisdiction.  If any action, proceeding or
                --------------------------
litigation shall be brought by the Purchaser in order to enforce any right or remedy under this Agreement or any of the Notes, the Company hereby consents and will submit, and will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New

York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction.

         11.15. Service of Process.  Nothing herein shall affect the right of
                ------------------
any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         11.16. Waiver of Jury Trial.  The Company hereby waives any right it
                --------------------
may have to a trial by jury in respect of any action, proceeding or litigation directly or indirectly arising out of, under or in connection with, this Agreement or any of the Notes.

         11.17. Public Announcements.  Neither the Company nor the Purchaser
                --------------------
shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld) except as may be required by law. If a public statement is required to be made by law, the parties shall consult with each other in advance as to the contents and timing thereof.

         11.18. Signatures.  This Agreement shall be effective upon delivery
                ----------
of original signature pages or facsimile copies thereof executed by each of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                             RECOVERY ENGINEERING, INC.


                                  /s/ Brian F. Sullivan
                             By: _______________________________________________
                                 Name:  Brian F. Sullivan
                                 Title: President & CEO



                             GS CAPITAL PARTNERS II, L.P.

                             By: GS Advisors, L.P., its general partner

                             By: GS Advisors, Inc., its general partner


                                  /s/ Richard A. Friedman
                             By: _______________________________________________
                                 Name:  Richard A. Friedman
                                 Title: President



                             GS CAPITAL PARTNERS II OFFSHORE, L.P.

                             By: GS Advisors II (Cayman), L.P.,
                                 its general partner

                             By: GS Advisors II, Inc., its general partner


                                  /s/ Richard A. Friedman
                             By: _______________________________________________
                                 Name:  Richard A. Friedman
                                 Title: President

                             GOLDMAN, SACHS & CO. VERWALTUNGS GmbH


                                  /s/ Richard A. Friedman
                             By: _______________________________________________
                                 Name:  Richard A. Friedman
                                 Title: Managing  Director


                             and

                                  /s/ C.H. Skodinski
                             By: _______________________________________________
                                 Name:  C.H. Skodinski
                                 Title: Registered Agent


                             STONE STREET FUND 1996, L.P.

                             By: Stone Street Empire Corp., its general partner


                                  /s/ Richard A. Friedman
                             By: _______________________________________________
                                 Name:  Richard A. Friedman
                                 Title: Vice President


                             BRIDGE STREET FUND 1996, L.P.

                             By: Stone Street Empire Corp., its managing general
                                 partner


                                  /s/ Richard A. Friedman
                             By: _______________________________________________
                                 Name:  Richard A. Friedman
                                 Title: Vice President

                                 Schedule 1.1


                                         Aggregate Principal Amount
Purchasers                                   of Notes Purchased
- ----------                               --------------------------

GS Capital Partners II, L.P.                      $9,411,420
GS Capital Partners II Offshore, L.P.             $3,741,435
Goldman, Sachs & Co. Verwaltungs GmbH             $  347,145
Stone Street Fund 1996, L.P.                      $  893,835
Bridge Street Fund 1996, L.P.                     $  606,165

                                 SCHEDULE 2.3

                                 SUBSIDIARIES
                                 ------------


Name                                      Jurisdiction   Ownership
- ----                                      ------------   ---------
Recovery Engineering International, Ltd.    Barbados     100% owned by Recovery
                                                         Engineering, Inc.

                                 SCHEDULE 2.5


      MATERIAL LIABILITIES NOT REFLECTED ON MARCH 31, 1996 BALANCE SHEET
      ------------------------------------------------------------------

None.

                                 SCHEDULE 2.6


                                  LITIGATION
                                  ----------

None.

                                 SCHEDULE 2.8


                          GOVERNMENTAL CONSENTS, ETC.
                          ---------------------------

None.

                                 SCHEDULE 2.10


                                     TAXES
                                     -----


(a)  Tax Returns, Etc.
     -----------------

     None.


(b)  Tax Sharing Agreements
     ----------------------

     None.

                                 SCHEDULE 2.12


                                CAPITALIZATION
                                --------------

(a)  Capital Stock Equivalents
     -------------------------

     Stock options outstanding under
           1986 Stock Option Plan                          228,275 shares

     Stock options outstanding under
           1994 Stock Option and Incentive Plan            659,100 shares

     Stock options outstanding under
           1993 Director Stock Option Plan                  24,000 shares

     Stock options outstanding, not under any Plan             500 shares

     Stock warrants outstanding                             57,500 shares
                                                           -------
           Total                                           969,375 shares
                                                           =======


     In addition, the Company periodically issues shares of its common stock pursuant to the Recovery Engineering, Inc. 1994 Stock Purchase Plan, a payroll-deduction stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

     Pursuant to the terms of the Plans identified above, the Company may from time to time repurchase or acquire shares of its capital stock upon the exercise of stock options.


(b)  Changes in capitalization
     -------------------------

     On May 9, 1996, Recovery Engineering, Inc., a Delaware corporation, was merged into Recovery Engineering, Inc., a Minnesota corporation, to effect the reincorporation of the Company under the laws of the State of Minnesota. In connection with such transaction, the authorized capital stock of the Company was increased from 20,000,000 shares to 100,000,000 shares.

                                 SCHEDULE 2.17


                      EMPLOYMENT RELATIONS AND AGREEMENTS
                      -----------------------------------

None.

                                 SCHEDULE 2.20


             LIENS OR CLAIMS AGAINST INTELLECTUAL PROPERTY RIGHTS
             ----------------------------------------------------


In connection with the Credit Agreement dated March 7, 1996 between the Company and First Bank National Association, the Company executed a Borrrower's Security Agreement pursuant to which it granted to First Bank National Association a security interest in assets of the Company, including the following:

     "All General Intangibles, including without limitation all tax refunds and tax refund claims, all patents, trademarks, trade secrets and other intellectual property of every type and description."

The Credit Agreement and the related Borrower's Security Agreement are to be terminated upon the closing of the Securities Purchase Agreement to which this
Schedule 2.20 is attached.

                                 SCHEDULE 2.24


                              BROKERS OR FINDERS
                              ------------------

The Company retained Dain Bosworth Incorporated as its exclusive agent and financial advisor in connection with the private placement of debt or equity securities, and will pay to Dain Bosworth Incorporated a fee equal to 3.5% of the gross proceeds from the sale of the Notes as contemplated by the Securities Purchase Agreement to which this Schedule 2.24 is attached.

                                                                       Exhibit A
                                                                       ---------

     THE TRANSFER OF THIS NOTE IS RESTRICTED BY AND PURSUANT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 19, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                           RECOVERY ENGINEERING, INC.

                          5% CONVERTIBLE NOTE DUE 2003

No. R-__
$_______                                     New York, New York
                                             July 19, 1996

         FOR VALUE RECEIVED, the undersigned, RECOVERY ENGINEERING, INC., (herein called the "Company"), a corporation duly organized and existing under
                    -------
the laws of the State of Minnesota, hereby promises to pay to ___________, a ____________ (the "Purchaser"), or its registered assigns, the principal sum of
                   ---------
_____________ ($_________) on July 18, 2003, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof, from the date hereof, at the rate of 5% per annum, payable quarterly, on the 31st day of March, the 30th day of June, the 30th day of September and the 31st day of December in each year, commencing September 30, 1996, until the principal hereof shall have become due and payable, and to the extent permitted by law, to pay interest at the rate of 10% per annum on any overdue principal or interest, from the date such amount was due and payable until the obligation of the Company with respect to the payment thereof shall be fully discharged, such interest to be payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand). If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a day other than a Business Day, such payment shall be due and payable on the next succeeding Business Day.

         Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America in the following manner: (i) in the case of the

Purchaser or an institutional investor who holds in excess of $300,000 principal amount of the Notes, at the account/address to be specified by the Purchaser for such purpose by notice to the Company, or at the account/address specified by such institutional investor, by wire transfer of immediately available funds, or at such other address or by such other method as the Purchaser or such institutional investor shall have designated by notice to the Company, or (ii) for all other holders of Notes, at the address specified by such holder, by check, in either case without presentment for notation of payment and without surrender.

         This Note is one of a series of the Company's 5% Convertible Notes due 2003 (herein called the "Notes") in the aggregate principal amount of
                         -----
$15,000,000 (the "Initial Principal Balance") issued pursuant to a Securities
                  -------------------------
Purchase Agreement, dated as of July 19, 1996 (the "Securities Purchase
                                                    -------------------
Agreement"), between the Company the Purchaser and the other parties thereto.
- ---------
Defined terms used herein which are defined in the Securities Purchase Agreement shall have the same meaning as such terms have in the Securities Purchase Agreement. This Note is entitled to the benefits of, and is subject to the terms contained in, the Securities Purchase Agreement. The provisions of the Securities Purchase Agreement are hereby incorporated in this Note to the same extent as if set forth at length herein.

         The Company may deem and treat the person in whose name this Note is registered pursuant to Section 4 of the Securities Purchase Agreement as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfer hereon and notwithstanding that this Note is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Note for registration of transfer as provided in Section 4 of the Securities Purchase Agreement. This Note may be transferred or exchanged and, if lost, stolen, damaged or destroyed, this Note may be replaced, only in the manner and upon the conditions set forth in the Securities Purchase Agreement.

         This Note is subject to prepayment, in whole or in part, only under the circumstances, and to the extent provided, in the Securities Purchase Agreement.

         In case an Event of Default shall happen and be continuing, the principal amount of this Note may become or be declared due and payable only in the manner and with the effect provided in the Securities Purchase Agreement.

         After the fifth and sixth anniversary of the date of the Securities Purchase Agreement, and prior thereto in certain circumstances involving the occurrence of a Change in Control, the holder of this Note shall have the right to require the Company to repurchase the Note (or any portion of the principal amount hereof) at the price and in accordance with the terms and limitations specified in the Securities Purchase Agreement.

         Subject to and upon compliance with the provisions of the Securities Purchase Agreement, the holder of this Note is entitled to convert this Note (or any portion of the principal amount hereof) into fully paid and non-assessable shares of Common Stock of the Company at the conversion price, subject to adjustment, specified in the Securities Purchase Agreement.

         No reference herein and no provision of this Note or of the Securities Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, as prescribed herein and in the Securities Purchase Agreement, or to convert this Note as provided in the Securities Purchase Agreement.

         No service charge shall be made of any registration of transfer, exchange or conversion, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.

                             RECOVERY ENGINEERING, INC.



                             By: _______________________________________________
                                 Name:
                                 Title:

                                   EXHIBIT B


                   RECOVERY ENGINEERING, INC. LEASE PROPOSAL
                              DATED JUNE 27, 1996

                                                                       EXHIBIT B




                          RECOVERY ENGINEERING, INC.
                                LEASE PROPOSAL
                                 JUNE 27, 1996



TENANT:
- -------
Recovery Engineering, Inc. ("RET")


LOCATION:
- ---------
Northland Interstate Business Center, Brooklyn Park, MN. Site is already identified and is located along the frontage road of Highway 169.


SIZE:
- -----
The initial building size shall be 96,000 square feet with approximately 26,000 square feet of office area and 70,000 square feet of labs, production and warehouse areas. Initial parking will include 300 stalls.


INTIAL TERM:
- ------------
Ten (10) years commencing April 1, 1997 and terminating March 31, 2007.


EARLY ACCESS:
- -------------
If the facility is ready, REI and their vendors shall have early access to the facility to install communication systems, production equipment, and warehouse material handling equipment and racks. Rent shall commence April 1, 1997. No unusual penalties or incentives will apply to early access or project completion.


ANNUAL NET RENT:
- ----------------
The base rent shall be equal to eleven percent (11%) of the total project costs ($4,650,000 per REI's initial underwriting) plus $.10 per square foot of building for roof replacement and structural repairs by Landlord. Total project costs and construction costs will be guaranteed not to exceed a pre-agreed to amount at the time the lease is executed. The developer's fee, contractor's fee and overhead (including project management fee), and design fee will be fixed as part of the total project costs, as follows:

           Developer's fee             $30,000
           Contractor's fee            3.4% of construction GMP
           Project management fee      $90,900 as part of overhead
           Design fee                  $154,730

The base rent will adjust in year six (6) and every five year anniversary date thereafter to the then current market rate consistent with space of comparable use, size, location, and quality for buildings within a ten mile radius of the new facility. The prevailing market base rent shall be determined by arbitration if the parties cannot agree. Alternatively, a fixed fifteen percent (15%) increase in year six (6) and every five year anniversary date thereafter may be used should REI elect a fixed rate increase prior to lease execution.


ADDITIONAL RENT:
- ----------------
REI will be responsible for managing and maintaining the facility and pay 100% of all operating expenses, utilities, and repairs (excluding roof replacement and structural repairs) associated with their premises. No management fee will be charged by the Landlord in the lease.

In addition to operating expenses, REI will be reponsible for paying 100% of real estate taxes and special assessments. The balance of special assessments owed subsequent to the lease commencement date is estimated to be $.10 per square foot of building area.


LAND OPTION:
- ------------
REI shall have the option to expand an additional 96,000 square feet and add 300 parking stalls on land adjacent to the intial building improvements. This option is annual and automatically renews each year for the entire term of the lease (including renewal terms) unless terminated sooner.

At any time REI expands, the land area designated for the expansion shall be included in the actual cost of the expansion at a static $1.98 per square foot of land, and such land area shall be removed from the land option area. The land option cost will be reduced accordingly.

The annual land option cost shall be equal to the annual carry cost on the land. Such carry costs shall be the actual annual real estate taxes and installments on future special assessments plus ____% annual interest charge on $1.98 per square foot of land option area. In ____ months the RTC financing on the land option area balloons at which time the interest charged on the land option area will be equal to Ryan Company's cost of borrowing on their line of credit. Any charges or adjustments to the annual carry costs or land option area during the year shall be recalculated and adjusted on each anniversary of the land option.

However, at the time of the expansion whereby the land option area becomes to small to construct a minimum of 35,000 square feet of future building expansion, REI will include 100% of the land option area into the cost of such expansion, thereby reducing the land option area and corresponding land option cost to nothing.

REI may terminate this land at any time by providing the Landlord 30 days prior written notice of termination. The annual land option cost will be prorated based on the effective date of such termination.


OPTIONS TO EXPAND:
- ------------------
REI shall have the right to expand up to an additional 96,000 square feet in increments of space at any time (inclusive of lease renewal terms). For any expansions to the premises, the entire lease will be extended so the remaining term will be ten years.

The starting base rent on any expansions will be determined by multiplying a lease constant by the capital cost of the expansions. The lease constant will be equal to a debt constant plus 60 basis points. The debt constant will be calculated using a 20 year loan amortization, and completely bid interest rate and loan amount at the time of the expansions. The added 60 basis points is to compensate the Landlord for the equity needed to finance the expansions. The base rent on any expansion space shall be adjusted on the same terms and conditions as the initial space in every respect.

For the purpose of calculating any expansion base rent, the capital cost of the expansions shall be the land cost at $1.98 per square foot of land, plus the actual cost of materials and labor for building and site construction, plus the actual cost of design, plus a 4% contractor's fee and construction project management time (based on an hourly charge of $75.00 or $85.00 during years 1-2 or later years, respectively). No development fees or Landlord fees will be charged to the cost of the expansions.


OPTIONS TO RENEW:
- -----------------
REI shall have four (4) five (5) year renewal options with nine (9) months prior written notice of renewal. The renewal terms will commence upon completion of the initial lease term (as extended by exercising expansion options). The base rent for each renewal term shall be at the then current market rate consistent with space of comparable use, size, location, and quality in buildings within a ten mile radius. The prevailing market base rent shall be determined by arbitration if the parties cannot agree. Alternatively, should REI elect a fixed rate increase prior to lease execution, a flat rate for each five year renewal period will be equal to the previous base rent mutliplied by three percent (3%) annual (simple - not compounded) increase since the last base rent increase. Renewal options will cover the initial space as well as any expansion spaces.


ASSIGNMENT AND SUBLET:
- ----------------------
Landlord will not unreasonably withhold its consent to assign or sublease the space provided REI remains primarily liable on the lease. However, an assignment of the lease will be allowed in the event REI is acquired or merged with another company who's then combined net worth is equal to or greater than REI.

LEASING FEE:
- ------------
Landlord will pay Tobin Real Estate Company a $175,000 commission for real estate services, payable 1/2 upon lease execution and 1/2 upon occupancy of the space.


MOVING ALLOWANCE:
- -----------------
Landlord will pay REI up to a $150,000 moving allowance, payable 1/2 by January 1, 1997 and 1/2 upon occupancy of the space. Such moving allowance shall be amortized over the lease term at 10% as additional rent.


ECONOMIC INCENTIVES:
- --------------------
Any state economic incentives will be reflected either in the lease rate or refunded to tenant within 45 days after the benefit is received.

Ryan Companies has negotiated a master development agreement with the City of Brooklyn Park for Northland Interstate Business Center. This agreement outlines the tax increment benefits for organizations moving into the Park. The City is very interested in bringing quality jobs to this area and provide incentives for those companies with employment opportunities.

This master development agreement provides for up to 50% of the tax increment financing to be returned to qualified business. Ryan Companies has had preliminary discussions with the City and feels that REI is an excellent candidate to qualify for the maximum Tax Increment Financing benefits. Ryan Companies will arrange a meeting with the City Community Development Director and Representatives of REI to finalize the tax increment benefits when appropriate. All tax increment financing benefits will be passed onto REI. Ryan estimates this benefit at approximately $.92 per square foot for taxes payable in the years 1998-2004.

Tax increment benefits must be finalized as part of the lease.


IMPROVEMENTS:
- -------------
Ryan will design and construct an inital 96,000 square foot facility, expandable in increments to 192,000 square feet.

Ryan will be responsible for all site costs, obtaining all governmental approvals and permits, meeting all applicable codes and ordinances of the project, and constructing all site and building improvements, including any financing costs.

Landlord shall provide up to $350,000 of owner initiated additions to the scope of the initial project, which will be financed in the lease as an increase to the above base rent (using the 11% initial lease constant).

ENVIRONMENTAL:
- --------------
Ryan will perform the environmental due diligence and be responsible for delivering a building and pad ready site free of hazardous materials to the best of its knowledge.


CONSTRUCTION COST SAVINGS:
- --------------------------
Subject to reviewing the guaranteed total project costs and construction price, REI will decide whether or not a construction cost savings formula is appropriate. They conceptually acknowledge that 10-50% sharing in the savings to certain contractors has been done in the marketplace for various types of projects, subject to specific limitations.


REIMBURSEMENT AGREEMENT:
- ------------------------
Attached is a reimbursement agreement for pre-construction costs and commitments by the Landlord to design and price the building for REI prior to agreeing to execute a lease. If REI does not enter into a lease, they agree to reimburse Ryan Companies for the actual costs, not to exceed $__________. Should REI execute a lease with Ryan Companies, they do not need to reimburse Ryan and these costs will be part of the total project costs guaranteed by the Landlord.


STEEL COMMITMENT:
- -----------------
REI and Ryan will re-visit the commitments for maintaining steel deliveries. If REI agrees to commit to steel fabrication and does not execute a lease with Ryan, then they will reimburse Ryan for restocking or cancelling fabricated steel, not to exceed $20,000.


LEASE EXECUTION:
- ----------------
Ryan and REI will work to have an acceptable guaranteed total project cost, construction cost, and a lease document on or before August 1, 1996.

Also, separate from the lease document (and outside the total project costs) but concurrent with the lease execution, Ryan agrees to pay REI $125,000 in lieu of REI retaining a 50% profit sharing interest in the real estate.


NON-BINDING LETTER OF INTENT:
- -----------------------------
This letter is not an agreement to agree. Rather, it is a non-binding letter of intent.